SUBJECT TO COMPLETION: PROSPECTUS SUPPLEMENT
                                 (TO PROSPECTUS DATED FEBRUARY 27, 2003)
                                 PRELIMINARY PROSPECTUS SUPPLEMENT
                                 DATED JANUARY 5, 2006
Bearish Callable Notes
UBS AG $__ NOTES LINKED TO THE PHLX HOUSING SECTOR(SM) INDEX
DUE FEBRUARY __, 2008

Issuer (Booking Branch):         UBS AG (Jersey Branch)

Maturity Date:                   February __, 2008 (Investment term of 2 years)

Coupon: We will not pay you interest during the term of the Notes.

Underlying Index:                The return on the Notes is linked to the
                                 performance of the PHLX Housing Sector(SM)
                                 Index (the "Index"). The Index is designed to measure the stock price performance of twenty-one companies whose primary lines of business are directly associated with the United States housing construction markets.

Call Feature:                    The Notes will be called if the closing level
                                 of the Index on either Observation Date is below the Index Starting Level.

Observation Dates:               January 31, 2007 and January 31, 2008.

Called Return if Notes           If we call the Notes you will receive the Call
are called:                      Price for the applicable Observation Date. The
                                 Call Price is equal to $10 x (1 + Called
                                 Return) for each $10 principal amount of the Notes. The Called Return will be a simple return of between 18.0% and 20.0% per annum, to be determined on January __, 2006 (the "trade date"):

                                                                CALLED RETURN                  CALL PRICE
                                 OBSERVATION DATE         (ASSUMING 19.0% PER ANNUM)           (PER $10.00)
                                 ----------------------------------------------------------------------------
                                  January 31, 2007                   19.0%                        $11.90
                                  January 31, 2008                   38.0%                        $13.80

Settlement Amount if             At maturity, if we do not call the Notes, you
Notes are NOT called:            will receive a cash payment per $10 principal
                                 amount of your Notes equal to the GREATER of:

                                    (i) $5.00 OR (ii) $10.00 X (1-INDEX RETURN).

                                 IF THE NOTES ARE NOT CALLED, YOU WILL LOSE SOME OF YOUR INVESTMENT. SPECIFICALLY, FOR EVERY 1% INCREASE IN THE INDEX FROM THE INDEX STARTING LEVEL OVER THE TERM OF THE NOTES, YOU WILL LOSE 1% OF YOUR PRINCIPAL AMOUNT, UP TO A MAXIMUM LOSS ON THE NOTES OF 50%.

                                 For a description of how your payment at maturity will be calculated, see "How to determine the return on the Notes" on page S-4 and "Specific Terms of the Notes--Payment upon a Call or at Maturity" on page S-26.

Index Return:                    Index ending level - Index starting level
                                 -----------------------------------------
                                           Index starting level

Index Starting Level:            __, the closing level of the Index on the trade
                                 date.

Index Ending Level:              The closing level of the Index on or about
                                 January 31, 2008 (the "final valuation date").

No Listing:                      The Notes will not be listed or displayed on
                                 any securities exchange, the Nasdaq National
                                 Market System or any electronic communications network.

CUSIP Number:                    __

SEE "RISK FACTORS" BEGINNING ON PAGE S-6 FOR RISKS RELATED TO AN INVESTMENT IN THE NOTES.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement and accompanying prospectus. Any representation to the contrary is a criminal offense.

The Notes are not deposit liabilities of UBS AG and are not FDIC insured.

                           Price to       Underwriting      Proceeds to
                            Public          Discount          UBS AG
Per Note .........
Total ............

UBS INVESTMENT BANK          UBS FINANCIAL SERVICES INC.              [UBS LOGO]

Prospectus Supplement Dated January __, 2006

PROSPECTUS SUPPLEMENT SUMMARY


THE FOLLOWING IS A SUMMARY OF TERMS OF THE NOTES, AS WELL AS A DISCUSSION OF FACTORS YOU SHOULD CONSIDER BEFORE PURCHASING THE NOTES. THE INFORMATION IN THIS
SECTION IS QUALIFIED IN ITS ENTIRETY BY THE MORE DETAILED EXPLANATIONS SET FORTH ELSEWHERE IN THIS PROSPECTUS SUPPLEMENT AND IN THE ACCOMPANYING PROSPECTUS. PLEASE NOTE THAT REFERENCES TO "UBS," "WE," "OUR" AND "US" REFER ONLY TO UBS AG AND NOT TO ITS CONSOLIDATED SUBSIDIARIES.

WHAT ARE THE BEARISH CALLABLE NOTES?

The Bearish Callable Notes (the "Notes") are medium-term notes issued by UBS that are designed for investors who believe that the level of the PHLX Housing Sector(SM) Index (the "Index") will decrease over the term of the Notes. Investors must be willing to risk losing up to 50% of their principal amount invested if the level of the Index increases over the term of the Notes and to accept that they will receive a positive return on their Notes only if the Index closes below the Index Starting Level on an Observation Date including the final valuation date. Investors must also be willing to forego interest payments on the Notes.

The Notes will be called if the closing level of the Index on either Observation Date is below the Index Starting Level. If we call the Notes, you will receive the Call Price for the applicable Observation Date. The Call Price is equal to $10 x (1 + Called Return) for each $10 principal amount of the Notes. The Called Return will be a simple return of between 18% and 20% per annum, to be determined on the Trade Date.

If the Notes are not called, at maturity you will receive a negative return on your investment consisting of a cash payment per $10 principal amount of the Notes based on the Index Return. The payment at maturity will be reduced by 1% for every 1% gain in the Index, subject to a maximum loss of 50% of the principal amount of the Notes. Therefore, if the Index Return is POSITIVE, you will receive a NEGATIVE return on your Notes. For example, if the Index increases by 10% over the term of the Notes (an Index Return of 10%), you will receive a NEGATIVE return of 10% on the Notes.

FOR EVERY 1% INCREASE IN THE INDEX FROM THE INDEX STARTING LEVEL OVER THE TERM OF THE NOTES, YOU WILL LOSE 1% OF YOUR PRINCIPAL AMOUNT, UP TO A MAXIMUM LOSS ON THE NOTES OF 50%.

For a description of how the Index Return and your payment at maturity will be calculated, see "How to determine the return on the Notes" on page S-4 and "Specific Terms of the Notes--Payment upon a Call or at Maturity" on page S-26.

WHAT IS THE INDEX?

The Index is a modified capitalization-weighted index designed to measure the stock price performance of twenty-one companies whose primary lines of business are directly associated with the United States housing construction market (the "Index Constituent Stocks"). The Index composition includes residential builders, suppliers of aggregate, lumber and other construction materials, manufactured housing and mortgage insurers. The Index (index symbol "HGX") is published by the Philadelphia Stock Exchange (the "PHLX") and was established on December 31, 2001.

The following chart provides the ticker symbol, the weighting percentage and the primary trading exchange for each of the Index Constituent Stocks as of January 4, 2006:

        TICKER         NAME                        % WEIGHT    PRIMARY EXCHANGE
        ------         ----                        --------    ----------------
         ASD        American Standard Cos Inc        4.24%           NYSE
         BZH        Beazer Homes USA Inc             4.92%           NYSE
         CTX        Centex Corp                      4.80%           NYSE
         CHB        Champion Enterprises Inc         3.46%           NYSE
         DHI        DR Horton Inc                    5.93%           NYSE
         HOV        Hovnanian Enterprises Inc        6.96%           NYSE

        TICKER         NAME                        % WEIGHT    PRIMARY EXCHANGE
        ------         ----                        --------    ----------------
         KBH        KB Home                          4.87%           NYSE
         LEN        Lennar Corp                      5.42%           NYSE
         MAS        Masco Corp                       6.74%           NYSE
         MDC        MDC Holdings Inc                 3.68%           NYSE
         MDC        Meritage Homes Corp.             0.87%           NYSE
         PMI        PMI Group Inc/The                3.35%           NYSE
         PHM        Pulte Homes Inc                  5.53%           NYSE
         RDN        Radian Group Inc                 2.75%           NYSE
         RYL        Ryland Group Inc                 3.95%           NYSE
         SPF        Standard-Pacific Corp            4.18%           NYSE
         TIN        Temple-Inland Inc                4.34%           NYSE
         TOL        Toll Brothers Inc                5.62%           NYSE
         USG        USG Corp                         5.63%           NYSE
         VMC        Vulcan Materials Co              3.63%           NYSE
         WY         Weyerhaeuser Co                  9.15%           NYSE

An investment in the Notes does not entitle you to any dividends, voting rights or any other ownership interest in the Index Constituent Stocks.

HOW HAS THE INDEX PERFORMED HISTORICALLY?

We have included a table and a graph showing the month-end closing level of the Index from January 2002 through December 2005 in the section entitled "The PHLX Housing Sector(SM) Index--Historical Data on the PHLX Housing Sector(SM) Index" on page S-12.

We have provided this information to help you evaluate the behavior of the Index in various economic environments; however, this information is not necessarily indicative of how the Index will perform in the future.

SELECTED PURCHASE CONSIDERATIONS

> EXPOSURE TO NEGATIVE INDEX RETURNS--The Notes are designed for investors who believe that the Index will decrease over the term of the Notes and who are willing to risk losing up to 50% of their principal amount if the level of the Index increases over the term of the Notes. You will receive a POSITIVE return on your Notes only if the Notes are called because the Index has closed below the Index Starting Level on an Observation Date.

> PARTIAL PRINCIPAL PROTECTION--Your payment at maturity will be reduced by 1% for every 1% increase in the Index Return; however, you will not lose more than 50% of your principal amount regardless of the performance of the Index.

> CALLABLE--The Notes must be called if the Index closes below the Index Starting Level on either Observation Date, including the final valuation date.

> DIVERSIFICATION--The Notes may provide diversification within the equity portion of your portfolio through exposure to an index of stocks directly associated with the United States housing construction market.

> MINIMUM INVESTMENT--Your minimum investment is 100 Notes at a principal amount of $10.00 per Note (for a total minimum purchase price of $1,000). Purchases in excess of the minimum amount may be made in integrals of one Note at a principal amount of $10.00 per Note. Purchases and sales made in the secondary market are not subject to the minimum investment of 100 Notes.

WHAT ARE SOME OF THE RISKS OF THE NOTES?

An investment in the Notes involves risks. Some of these risks are summarized here, but we urge you to read the more detailed explanation of risks in "Risk Factors" on page S-6.

> YOU MAY LOSE UP TO 50% OF YOUR PRINCIPAL--The return on the Notes depends on the Index declining in value and you may lose some of your investment if the Index level increases. The payment to you at maturity will be reduced by 1% for every 1% gain in the Index, subject to a maximum loss of 50% of the principal amount of the Notes.

> PARTIAL PRINCIPAL PROTECTION ONLY IF YOU HOLD YOUR NOTES TO MATURITY--You should be willing to hold your notes to maturity. If you sell your Notes in the secondary market prior to maturity, you may have to sell them at a significant discount and will not receive any principal protection.

> THE CALL FEATURE LIMITS YOUR POTENTIAL RETURN--The appreciation potential of the Notes is limited to the pre-specified Called Return, regardless of the performance of the Index. In addition, since the Notes could be called as early as January 31, 2007, the first Observation Date, the term of your investment could be as short as one year and your total return on the Notes could be only 19% (assuming a Called Return of 19%).

> YOUR INVESTMENT IS CONCENTRATED--All of the Index Constituent Stocks are issued by companies whose primary lines of business are directly associated with the United States housing construction markets. As a result, your investment in the Notes will be concentrated in one industry.

> NO INTEREST OR DIVIDEND PAYMENTS--You will not receive any interest payments on the Notes and you will not receive nor be entitled to receive any dividend payments or other distributions on the securities included in the Index Constituent Stocks.

> NO LISTING--The Notes will not be listed or displayed on any securities exchange, the Nasdaq National Market System or any electronic communications network. There can be no assurance that a secondary market for the Notes will develop. UBS Securities LLC and other affiliates of UBS currently intend to make a market in the Notes, although they are not required to do so and may stop making a market at any time. If you sell your Notes prior to maturity, you may have to sell them at a substantial loss.

THE NOTES MAY BE A SUITABLE INVESTMENT FOR YOU IF:

> You are willing to accept the risk of fluctuations in stocks directly associated with the United States housing construction market.

> You believe that the Index will close below the Index Starting Level on an Observation Date (and therefore you will receive a POSITIVE return on your investment).

> You seek an investment that offers protection for 50% of the principal amount of the Notes.

> You are willing to invest in Notes that will be called on either Observation Date on which the Index closes above the Index Starting Level or otherwise to hold the Notes to maturity.

>    You do not seek current income from this investment.

THE NOTES MAY NOT BE A SUITABLE INVESTMENT FOR YOU IF:

> You believe that the Index will not close below the Index Starting Level on either Observation Date and that at maturity the Index Return will be POSITIVE (and therefore you will receive a NEGATIVE return on your investment).

>    You seek an investment that offers full principal protection.

> You are not willing to make an investment where you could lose up to 50% of your principal amount.

> You seek an investment whose return is not limited to the pre-specified Called Return, a simple return of between 18% and 20% per annum (to be determined on the trade date).

>    You seek current income from your investment.

>    You seek an investment for which there will be an active secondary market.

> You are unable or unwilling to hold Notes that may be called on either Observation Date on which the Index closes above the Index Starting Level or otherwise to hold the Notes to maturity.

> You prefer the lower risk, and therefore accept the potentially lower returns, of fixed income investments with comparable maturities and credit ratings.

WHAT ARE THE TAX CONSEQUENCES OF THE NOTES?

In the opinion of our counsel, Sullivan & Cromwell LLP, it would be reasonable to treat your Notes as a pre-paid derivative contract with respect to the Index. The terms of your Notes require you and us (in the absence of an administrative or judicial ruling to the contrary) to treat your Notes for all tax purposes in accordance with such characterization. If your Notes are so treated, you should recognize capital gain or loss upon the maturity of your Notes (or upon your sale exchange or other disposition of your Notes prior to maturity) equal to the difference between the amount realized and the amount you paid for your Notes. Such gain or loss generally should be long-term capital gain or loss if you held your Notes for more than one year.

For a more complete discussion of the U.S. federal income tax consequences of your investment in the Notes, see "Supplemental Tax Considerations--Supplemental U.S. Tax Considerations" on page S-34.

HOW TO DETERMINE THE RETURN ON THE NOTES

Set forth below is an explanation of the steps necessary to determine the return on the Notes.

IF THE NOTES ARE CALLED PRIOR TO MATURITY:

The Notes will be called if the closing level of the Index is below the Index Starting Level on either Observation Date. If we call the Notes you will receive the Call Price for the applicable Observation Date. The Call Price is equal to $10 x (1 + Called Return) for each $10 principal amount of the Notes. The Called Return will be a simple return of between 18.0% and 20.0% per annum, to be determined on the Trade Date:

                                  CALLED RETURN                 CALL PRICE
     OBSERVATION DATE       (ASSUMING 19.0% PER ANNUM)         (PER $10.00)
    --------------------------------------------------------------------------
     January 31, 2007                  19.0%                      $11.90
     January 31, 2008                  38.0%                      $13.80

IF THE NOTES ARE NOT CALLED PRIOR TO MATURITY:

At maturity, you will receive a negative return on your investment consisting of a cash payment per $10 principal amount of the Notes based on the Index Return.

     The Index Return is the difference between the closing level of the Index on the final valuation date and on the trade date, expressed as a percentage of the closing level of the Index on the trade date, calculated as follows:

                           Index ending level - Index starting level
            Index Return = -----------------------------------------
                                     Index starting level

     where the "Index starting level" is __, the closing level of the Index on the trade date, and the "Index ending level" is the closing level of the Index on the final valuation date.

The principal amount will be reduced by the Index Return up to the maximum loss on the Notes of 50% and your return will be equal to the greater of: (i) $5.00 or (ii) $10.00 x (1 - Index Return)

HOW DO THE NOTES PERFORM AT MATURITY?
HYPOTHETICAL EXAMPLES
ASSUMPTIONS:

Principal amount of the Notes:                    $10.00
Index Starting Level:                             500
Called Return:                                    19.0% per annum (indicative,
                                                  to be set on the trade date)

EXAMPLE 1

NOTES ARE CALLED 1 YEAR AFTER TRADE DATE
Index Starting Level:                             500.00
Index Level at January 31, 2007:                  480.00 (BELOW INITIAL LEVEL,
                                                          NOTES ARE CALLED)
CALL PRICE (PER $10.00):                          $11.90

THE INDEX CLOSES BELOW THE INDEX STARTING LEVEL ON THE FIRST OBSERVATION DATE, SO THE NOTES ARE CALLED AFTER ONE YEAR. INVESTORS RECEIVE A TOTAL OF $11.90 PER $10.00 PRINCIPAL AMOUNT (19% TOTAL 1-YEAR RETURN ON NOTES).

EXAMPLE 2

NOTES ARE CALLED AT MATURITY
Index Starting Level:                             500.00
Index Level at January 31, 2007:                  550.00 (above initial level,
                                                          Notes NOT called)
Index Level at January 31, 2008:                  450.00 (BELOW INITIAL LEVEL,
                                                          NOTES ARE CALLED)
CALL PRICE (PER $10.00):                          $13.80

THE INDEX CLOSES ABOVE THE INDEX STARTING LEVEL ON THE FIRST OBSERVATION DATE, AND CLOSES BELOW THE INDEX STARTING LEVEL ON THE FINAL OBSERVATION DATE, THE FINAL VALUATION DATE, SO THE NOTES ARE CALLED AFTER TWO YEARS. INVESTORS RECEIVE A TOTAL OF $13.80 PER $10.00 PRINCIPAL AMOUNT (38.0% TOTAL 2-YEAR RETURN ON NOTES).

EXAMPLE 3

NOTES ARE NOT CALLED

INDEX STARTING LEVEL:                             500.00
Index Level at January 31, 2007:                  550.00 (above initial level,
                                                          Notes NOT called)
Index Level at January 31, 2008:                  600.00 (above initial level,
                                                          Notes NOT called)
SETTLEMENT AMOUNT (PER $10.00):                   THE GREATER OF (i) $5.00 OR
                                                  (ii) $10.00 x (1 - INDEX
                                                  RETURN) = $8.00

THE INDEX CLOSES ABOVE THE INDEX STARTING LEVEL ON THE FIRST OBSERVATION DATE AND 20% ABOVE THE INDEX STARTING LEVEL ON THE FINAL OBSERVATION DATE, THE FINAL VALUATION DATE. THE NOTES ARE NOT CALLED OVER THEIR TERM. INVESTORS RECEIVE A TOTAL OF $8.00 PER $10.00 PRINCIPAL AMOUNT (-20% TOTAL 2-YEAR RETURN ON THE NOTES).

EXAMPLE 4

NOTES ARE NOT CALLED
Index Starting Level:                              500.00
Index Level at January 31, 2007:                   650.00 (above initial level,
                                                           Notes NOT called)
Index Level at January 31, 2008:                   850.00 (above initial level,
                                                           Notes NOT called)
SETTLEMENT AMOUNT (PER $10.00):                    THE GREATER OF (i) $5.00 OR
                                                   (ii) $10.00 x (1 - INDEX
                                                   RETURN) = $5.00

THE INDEX CLOSES ABOVE THE INDEX STARTING LEVEL ON THE FIRST OBSERVATION DATE AND 70% ABOVE THE INDEX STARTING LEVEL ON THE FINAL OBSERVATION DATE, THE FINAL VALUATION DATE. THE NOTES ARE NOT CALLED OVER THEIR TERM. INVESTORS RECEIVE A TOTAL OF $5.00 PER $10.00 PRINCIPAL AMOUNT. SINCE THE MAXIMUM LOSS ON THE NOTES IS 50%, INVESTORS RECEIVE ONLY 50% OF THEIR ORIGINAL INVESTMENT ON THE NOTES.

--------------------------------------------------------------------------------


RISK FACTORS

The return on the Notes is linked to the performance of the Index. Investing in the Notes is not equivalent to investing directly in the Index. This section describes the most significant risks relating to the Notes. WE URGE YOU TO READ THE FOLLOWING INFORMATION ABOUT THESE RISKS, TOGETHER WITH THE OTHER INFORMATION IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS, BEFORE INVESTING IN THE NOTES.

THE RETURN ON THE NOTES DEPENDS ON THE INDEX DECLINING IN VALUE AND YOU MAY LOSE SOME OF YOUR PRINCIPAL IF THE INDEX LEVEL INCREASES.

The Notes differ from ordinary debt securities in that we will not pay you interest on the Notes or a fixed amount at maturity. If the Notes are not called, your cash payment at maturity will be based on the Index Return and you will receive a negative return on your investment. A positive Index Return will reduce your cash payment at maturity below your principal. IF THE LEVEL OF THE INDEX INCREASES OVER THE TERM OF THE NOTES, THE PAYMENT AT MATURITY WILL BE REDUCED BY 1% FOR EVERY 1% GAIN IN THE INDEX, SUBJECT TO A MAXIMUM LOSS OF UP TO 50% OF YOUR PRINCIPAL AMOUNT.

See "How to determine the return on the Notes" on page S-4.

YOU ARE ENTITLED TO PARTIAL PRINCIPAL PROTECTION ONLY IF YOU HOLD YOUR NOTES TO MATURITY.

You should be willing to hold your Notes to maturity. If you sell your Notes in the secondary market prior to maturity, you may have to sell them at a significant discount and will not receive principal protection for 50% of the principal amount of your Notes.

YOUR APPRECIATION POTENTIAL IS LIMITED TO THE CALLED RETURN.

The appreciation potential of the Notes is limited to the pre-specified Called Return, regardless of the performance of the Index. In addition, since the Notes could be called as early as January 31, 2007, the first Observation Date, the term of your investment could be as short as one year and your total return on the Notes could be only 19% (assuming a Called Return of 19%).

THE INDEX CONSTITUENT STOCKS ARE CONCENTRATED IN ONE INDUSTRY.

All of the Index Constituent Stocks are issued by companies whose primary lines of business are directly associated with the United States housing construction markets. As a result, an investment in the Notes will be concentrated in one industry.

THE MARKET VALUE OF THE NOTES MAY BE INFLUENCED BY UNPREDICTABLE FACTORS.

The market value of your Notes may fluctuate between the date you purchase them and the final valuation date, when the calculation agent will determine your payment at maturity. Several factors, many of which are beyond our control, will influence the market value of the Notes. We expect that generally the level of the Index on any day will affect the market value of the Notes more than any other single factor. Other factors that may influence the market value of the Notes include:

> the volatility of the Index (i.e., the frequency and magnitude of changes in the level of the Index);

>    the composition of the Index and changes in the Index Constituent Stocks;

>    the market price of the Index Constituent Stocks;

> the dividend rate paid on the Index Constituent Stocks (dividend payments on the Index Constituent Stocks may influence the value of the Index Constituent Stocks and the level of the Index, and therefore affect the market value of the Notes);

RISK FACTORS
--------------------------------------------------------------------------------


> supply and demand for the Notes, including inventory positions with UBS Securities LLC or any other market-maker;

>    interest rates in the market;

>    the time remaining to the maturity of the Notes;

>    the creditworthiness of UBS; and

> economic, financial, political, regulatory or judicial events that affect the level of the Index or the market price of the Index Constituent Stocks or that affect stock markets generally.

THERE MAY NOT BE AN ACTIVE TRADING MARKET IN THE NOTES--SALES IN THE SECONDARY MARKET MAY RESULT IN SIGNIFICANT LOSSES.

You should be willing to hold your Notes to maturity. There may be little or no secondary market for the Notes. The Notes will not be listed or displayed on any securities exchange, the Nasdaq National Market System or any electronic communications network. UBS Securities LLC and other affiliates of UBS currently intend to make a market for the Notes, although they are not required to do so. UBS Securities LLC or any other affiliate of UBS may stop any such market-making activities at any time. Even if a secondary market for the Notes develops, it may not provide significant liquidity or trade at prices advantageous to you.

If you sell your Notes before maturity, you may have to do so at a substantial discount from the issue price, and as a result you may suffer substantial losses.

CHANGES TO THE INDEX COULD AFFECT THE MARKET VALUE OF THE NOTES, THE PROBABILITY OF THE NOTES BEING CALLED OR THE AMOUNT YOU WILL RECEIVE AT MATURITY.

The policies of the Philadelphia Stock Exchange, Inc. ("PHLX") concerning the calculation of the Index, additions, deletions or substitutions of the Index Constituent Stocks and the manner in which changes affecting the Index Constituent Stocks or the issuers of the Index Constituent Stocks, such as stock dividends, reorganizations or mergers, are reflected in the Index, could affect the Index and, therefore, could affect the probability of the Notes being called or the amount payable on the Notes at maturity, and the market value of the Notes prior to call or maturity. The probability of the Notes being called or the amount payable on the Notes at maturity, and their market value could also be affected if PHLX changes these policies, for example by changing the manner in which it calculates the Index, or if PHLX discontinues or suspends calculation or publication of the Index, in which case it may become difficult to determine the level of the Index on an Observation Date or market value of the Notes. If events such as these occur, or if the Index ending level or the closing level of the Index on either Observation Date are not available because of a market disruption event or for any other reason and no successor index is selected, the calculation agent--which initially will be UBS Securities LLC, an affiliate of UBS--may determine the Index ending level, the closing level of the Index on either Observation Date or fair market value of the Notes--and thus the amount payable at maturity--in a manner it considers appropriate, in its sole discretion.

UBS AND ITS AFFILIATES HAVE NO AFFILIATION WITH PHLX AND ARE NOT RESPONSIBLE FOR ITS PUBLIC DISCLOSURE OF INFORMATION.

UBS and its affiliates are not affiliated with PHLX in any way (except for licensing arrangements discussed in "The PHLX Housing Sector(SM) Index" on page S-11) and have no ability to control or predict its actions, including any errors in or discontinuation of disclosure regarding its methods or policies relating to the calculation of the Index. If PHLX discontinues or suspends the calculation of the Index, it

RISK FACTORS
--------------------------------------------------------------------------------


may become difficult to determine the market value of the Notes, whether the Notes must be called on either Observation Date, or the amount payable at maturity. The calculation agent may designate a successor index selected in its sole discretion. If the calculation agent determines in its sole discretion that no successor index comparable to the Index exists, the closing level of the Index on either Observation Date and/or the amount you receive at maturity will be determined by the calculation agent in its sole discretion. See "Specific Terms of the Notes--Market Disruption Event" on page S-28 and "Specific Terms of the Notes--Discontinuance of or Adjustments to the Index; Alteration of Method of Calculation" on page S-31. PHLX is not involved in the offer of the Notes in any way and has no obligation to consider your interests as an owner of the Notes in taking any actions that might affect the value of your Notes.

We have derived the information about PHLX and the Index in this prospectus supplement from publicly available information, without independent verification. Neither we nor any of our affiliates assumes any responsibility for the adequacy or accuracy of the information about the Index or PHLX contained in this prospectus supplement. You, as an investor in the Notes, should make your own investigation into the Index and PHLX.

HISTORICAL PERFORMANCE OF THE INDEX SHOULD NOT BE TAKEN AS AN INDICATION OF THE FUTURE PERFORMANCE OF THE INDEX DURING THE TERM OF THE NOTES.

The trading prices of the Index Constituent Stocks will determine the Index level. As a result, it is impossible to predict whether, or the extent to which, the level of the Index will rise or fall. Trading prices of the Index Constituent Stocks will be influenced by complex and interrelated political, economic, financial and other factors that can affect the issuers of the Index Constituent Stocks and the level of the Index. Accordingly, the historical performance of the Index should not be taken as an indication of the future performance of the Index.

TRADING AND OTHER TRANSACTIONS BY UBS OR ITS AFFILIATES IN THE INDEX CONSTITUENT STOCKS, FUTURES, OPTIONS, EXCHANGE-TRADED FUNDS OR OTHER DERIVATIVE PRODUCTS ON THE INDEX CONSTITUENT STOCKS OR THE INDEX MAY IMPAIR THE MARKET VALUE OF THE NOTES.

As described below under "Use of Proceeds and Hedging" on page S-32, we or one or more affiliates may hedge our obligations under the Notes by purchasing the Index Constituent Stocks, futures or options on the Index Constituent Stocks or the Index, or exchange-traded funds or other derivative instruments with returns linked or related to changes in the performance of the Index Constituent Stocks or the Index, and we may adjust these hedges by, among other things, purchasing or selling the Index Constituent Stocks, futures, options, or exchange-traded funds or other derivative instruments with returns linked or related to changes in the performance of the Index or the Index Constituent Stocks at any time. Although they are not expected to, any of these hedging activities may increase the market price of the Index Constituent Stocks and/or the level of the Index, and, therefore, decrease the probability that the Notes are called on an Observation Date and the market value of the Notes. It is possible that we or one or more of our affiliates could receive substantial returns from these hedging activities while the market value of the Notes declines.

We or one or more of our affiliates may also engage in trading in the Index Constituent Stocks and other investments relating to the Index Constituent Stocks or the Index on a regular basis as part of our general broker-dealer and other businesses, for proprietary accounts, for other accounts under management or to facilitate transactions for customers, including block transactions. Any of these activities could increase the market price of the Index Constituent Stocks and/or the level of the Index and, therefore, decrease the probability that the Notes are called on an Observation Date and the market value of the Notes. We or one or more of our affiliates may also issue or underwrite other securities or financial or derivative instruments with returns linked or related to changes in the performance of the Index Constituent Stocks or the Index. By introducing competing products into the marketplace in this manner, we or one or more of our affiliates could adversely affect the market value of the Notes.

RISK FACTORS
--------------------------------------------------------------------------------


THE BUSINESS ACTIVITIES OF UBS OR ITS AFFILIATES MAY CREATE CONFLICTS OF
INTEREST.

As noted above, UBS and its affiliates expect to engage in trading activities related to the Index and the Index Constituent Stocks that are not for the account of holders of the Notes or on their behalf. These trading activities may present a conflict between the holders' interest in the Notes and the interests UBS and its affiliates will have in their proprietary accounts in facilitating transactions, including block trades and options and other derivatives transactions, for their customers and in accounts under their management. These trading activities, if they influence the level of the Index, could be adverse to the interests of the holders of the Notes.

UBS and its affiliates may, at present or in the future, engage in business with the issuers of the Index Constituent Stocks, including making loans or providing advisory services to those companies. These services could include investment banking and merger and acquisition advisory services. These activities may present a conflict between the obligations of UBS AG or another affiliate of UBS AG and the interests of holders of the Notes. Moreover, UBS AG and UBS Securities LLC have published, and in the future expect to publish, research reports with respect to some or all of the issuers of the Index Constituent Stocks. This research is modified from time to time without notice and may express opinions or provide recommendations that are inconsistent with purchasing or holding the Notes. Any of these activities by UBS AG, UBS Securities LLC or other affiliates may affect the market price of the Index Constituent Stocks and/or the level of the Index and, therefore, the market value of the Notes and the probability of the Notes being called or the amount payable at maturity.

SIGNIFICANT ASPECTS OF THE TAX TREATMENT OF THE NOTES ARE UNCERTAIN.

Significant aspects of the tax treatment of the Notes are uncertain. We do not plan to request a ruling from the Internal Revenue Service or from any Swiss authorities regarding the tax treatment of the Notes, and the Internal Revenue Service or a court may not agree with the tax treatment described in this prospectus supplement. Please read carefully the section entitled "What are the tax consequences of the Notes?" in the summary section on page S-3, "Supplemental Tax Considerations" on page S-34, and the sections "U.S. Tax Considerations" and "Tax Considerations Under The Laws of Switzerland" in the accompanying prospectus. You should consult your tax advisor about your own tax situation.

YOU WILL NOT RECEIVE INTEREST PAYMENTS ON THE NOTES OR DIVIDEND PAYMENTS ON THE INDEX CONSTITUENT STOCKS OR HAVE SHAREHOLDER RIGHTS IN THE INDEX CONSTITUENT STOCKS.

You will not receive any periodic interest payments on the Notes and you will not receive any dividend payments or other distributions on the Index Constituent Stocks. As a holder of the Notes, you will not have voting rights or any other rights that holders of the Index Constituent Stocks may have.

THE CALCULATION AGENT CAN POSTPONE THE DETERMINATION OF THE INDEX CLOSING LEVEL ON AN OBSERVATION DATE OR THE CALL SETTLEMENT DATE IF A MARKET DISRUPTION EVENT OCCURS ON AN OBSERVATION DATE AND CAN POSTPONE THE DETERMINATION OF THE INDEX ENDING LEVEL OR THE MATURITY DATE IF A MARKET DISRUPTION EVENT OCCURS ON THE FINAL VALUATION DATE.

The calculation agent may postpone the determination of the Index closing level on an Observation Date if the calculation agent determines that a market disruption event has occurred or is continuing on an Observation Date. The calculation agent may also postpone the determination of the Index ending level if the calculation agent determines that a market disruption event has occurred or is continuing on the final valuation date. If such a postponement occurs, the calculation agent will use the closing level of the Index on the first business day on which no market disruption event occurs or is continuing. In no event, however, will an Observation Date or the final valuation date be postponed by more than ten business days. As a result, a possible call of the Notes or the maturity date for the Notes could also be postponed, although not by more than ten business days.

RISK FACTORS
--------------------------------------------------------------------------------


If the determination of the closing level of the Index on an Observation Date or the Index ending level on the final valuation date is postponed to the last possible day, but a market disruption event occurs or is continuing on that day, that day will nevertheless be the date on which the Index closing level or the Index ending level will be determined by the calculation agent. In such an event, the calculation agent will make a good faith estimate in its sole discretion of the Index closing level or the Index ending level that would have prevailed in the absence of the market disruption event. See "Specific Terms of the Notes--Market Disruption Event" on page S-28.

THERE ARE POTENTIAL CONFLICTS OF INTEREST BETWEEN YOU AND THE CALCULATION AGENT.

Our affiliate, UBS Securities LLC, will serve as the calculation agent. UBS Securities LLC will, among other things, decide the amount, if any, of your payment upon a call of or at maturity of the Notes. We may change the calculation agent after the original issue date without notice. For a fuller description of the calculation agent's role, see "Specific Terms of the Notes--Role of Calculation Agent" on page S-31. The calculation agent will exercise its judgment when performing its functions. For example, the calculation agent may have to determine whether a market disruption event affecting the Index Constituent Stocks or the Index has occurred or is continuing on an Observation Date or on the final valuation date. This determination may, in turn, depend on the calculation agent's judgment whether the event has materially interfered with our ability or the ability of any of our affiliates to unwind our hedge positions. Since this determination by the calculation agent could determine whether the Notes must be called on an Observation Date or the payment at maturity on the Notes, the calculation agent may have a conflict of interest if it needs to make any such decision.

--------------------------------------------------------------------------------


The PHLX Housing Sector(SM) Index

We have derived all information regarding the PHLX Housing Sector(SM) Index (the "Index") contained in this prospectus supplement, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information. Such information reflects the policies of, and is subject to change by the Philadelphia Stock Exchange, Inc. ("PHLX"). We do not assume any responsibility for the accuracy or completeness of such information. PHLX has no obligation to continue to publish the Index, and may discontinue publication of the Index.

The Index is designed to measure the performance of twenty-one companies whose primary lines of business are directly associated with the United States housing construction market (the "Index Constituent Stocks"). The Index composition includes residential builders, suppliers of aggregate, lumber and other construction materials, manufactured housing and mortgage insurers. The Index (index symbol "HGX") is published by the PHLX and was set to 250 on December 31, 2001. Options commenced trading on the Index on July 12, 2002. The Index is a modified capitalization-weighted index, which is intended to maintain as closely as possible the proportional capitalization distribution of the portfolio of stocks included in the Index, while limiting the maximum weight of a single stock or group of stocks to a predetermined maximum (normally 25% for a single stock, and 50% to 60% or more for the top five or an aggregation of all stocks weighing 5% or more). This rebalancing is accomplished by occasionally artificially reducing the capitalization of higher weighted stocks and redistributing the weight to lower weighted stocks. The net result is a weight distribution that is less skewed toward the larger stocks, but still does not approach equal weighting. The total capitalization of the portfolio remains the same. The following is a list of companies included in the Index and their trading symbols: American Standard Companies Inc. (ASD); Beazer Homes USA, Inc.
(BZH); Centex Corporation (CTX); Champion Enterprises, Inc. (CHB); D.R. Horton, Inc. (DHI); Hovnanian Enterprises, Inc. (HOV); KB Home (KBH); Lennar Corporation
(LEN); Masco Corporation (MAS); M.D.C. Holdings, Inc. (MDC); OfficeMax Incorporated (OMX); The PMI Group, Inc. (PMI); Pulte Homes, Inc. (PHM); Radian Group Inc. (RDN); The Ryland Group, Inc. (RYL); Standard Pacific Corp. (SPF); Temple-Inland, Inc. (TIN); Toll Brothers, Inc. (TOL); USG Corporation (USG); Vulcan Materials Company (VMC); and Weyerhaeuser Company (WY). We have provided a brief description of each of the companies included in the Index and their corresponding historical price information in "The Index Constituent Stocks" on page S-13.

The Index is rebalanced at least semi-annually for implementation at the end of each January and July option expiration if the modified capitalization of a single component or group of components exceeds the concentration thresholds discussed above as of the last trading day of the previous month. This rebalancing is based on the actual market capitalizations of the component stocks as determined by actual share amounts and closing prices on the last trading day of the previous month. The modified share value for each Index Constituent Stock comprising the Index remains fixed between rebalancings, except in the event of certain types of corporate actions such as stock splits, mergers, acquisitions, stock repurchases or any similar event with respect to an Index Constituent Stock resulting in a change in share value greater than 5% or more. When the Index is adjusted between rebalancings for these events, the modified share amount of the relevant Index Constituent Stock comprising the Index is adjusted, to the nearest whole share, to maintain the Index Constituent Stock's relative weight in the Index immediately prior to the corporate action. In connection with any adjustments to the Index, the Index divisor may be adjusted to ensure that there are no changes to the level of the Index as a result of non-market forces.

Neither UBS nor any of its affiliates accepts any responsibility for the calculation, maintenance or publication of, or for any error, omission or disruption in, the Index or any successor index. While PHLX currently employs the above methodology to calculate the Index, no assurance can be given that PHLX will not modify or change this methodology in a manner that may affect the amount payable at maturity to beneficial owners of the Notes. PHLX does not guarantee the accuracy or the completeness of the Index or any data included in the Index. PHLX assumes no liability for any errors, omissions or disruption in the calculation and dissemination of the Index. PHLX disclaims all responsibility for any errors or omissions in the calculation and dissemination of the Index or the manner in which the Index is applied in determining the amount payable at maturity.

THE PHLX HOUSING SECTOR(SM) INDEX
--------------------------------------------------------------------------------


The following chart provides the ticker symbol, the weighting percentage and the primary trading exchange for each of the Index Constituent Stocks as of January 4, 2006:

    TICKER          NAME                          % WEIGHT      PRIMARY EXCHANGE
    ------          ----                          --------      ----------------
     ASD         American Standard Cos Inc          4.24%             NYSE
     BZH         Beazer Homes USA Inc               4.92%             NYSE
     CTX         Centex Corp                        4.80%             NYSE
     CHB         Champion Enterprises Inc           3.46%             NYSE
     DHI         DR Horton Inc                      5.93%             NYSE
     HOV         Hovnanian Enterprises Inc          6.96%             NYSE
     KBH         KB Home                            4.87%             NYSE
     LEN         Lennar Corp                        5.42%             NYSE
     MAS         Masco Corp                         6.74%             NYSE
     MDC         MDC Holdings Inc                   3.68%             NYSE
     MDC         Meritage Homes Corp                0.87%             NYSE
     PMI         PMI Group Inc/The                  3.35%             NYSE
     PHM         Pulte Homes Inc                    5.53%             NYSE
     RDN         Radian Group Inc                   2.75%             NYSE
     RYL         Ryland Group Inc                   3.95%             NYSE
     SPF         Standard-Pacific Corp              4.18%             NYSE
     TIN         Temple-Inland Inc                  4.34%             NYSE
     TOL         Toll Brothers Inc                  5.62%             NYSE
     USG         USG Corp                           5.63%             NYSE
     VMC         Vulcan Materials Co                3.63%             NYSE
     WY          Weyerhaeuser Co                    9.15%             NYSE

HISTORICAL DATA ON THE PHLX HOUSING SECTOR(SM) INDEX

Since its inception, the Index has experienced significant fluctuations. Any historical upward or downward trend in the value of the Index during any period shown below is not an indication that the value of the Index is more or less likely to increase or decrease at any time during the term of the Notes. The historical Index levels do not give an indication of future performance of the Index. UBS cannot make any assurance that the future performance of the Index or the Index Constituent Stocks will result in holders of the Notes receiving a positive return on their investment. The closing level of the Index on January 4, 2006 was 529.97. The actual Index starting level will be the closing level of the Index on the trade date.

The following table sets forth the level of the Index at the end of each month in the period from July 2002 through December 2005.

                      2002         2003        2004         2005
                    --------     --------    --------     --------
January                           220.07      353.37       468.61
February                          218.78      384.54       503.97
March                             214.95      400.65       478.54
April                             246.03      366.93       465.67
May                               278.09      371.69       505.19
June                              280.84      381.29       532.08
July                 249.47       284.21      366.43       575.56
August               244.75       301.46      382.44       542.06
September            211.47       305.46      407.98       538.41
October              219.08       351.34      395.47       485.59
November             233.44       361.85      418.94       513.91
December             224.77       366.37      469.32       518.08

THE PHLX HOUSING SECTOR(SM) INDEX
--------------------------------------------------------------------------------


The following graph sets forth the historical performance of the Index presented in the preceding table.

  [THE FOLLOWING PLOT POINTS REPRESENT A LINE CHART IN THE PRINTED DOCUMENT.]

     7/31/2002      249.47
     8/30/2002      244.75
     9/30/2002      211.47
    10/31/2002      219.08
    11/29/2002      233.44
    12/31/2002      224.77
     1/31/2003      220.07
     2/28/2003      218.78
     3/31/2003      214.95
     4/30/2003      246.03
     5/30/2003      278.09
     6/30/2003      280.84
     7/31/2003      284.21
     8/29/2003      301.46
     9/30/2003      305.46
    10/31/2003      351.34
    11/28/2003      361.85
    12/31/2003      366.37
     1/30/2004      353.37
     2/27/2004      384.54
     3/31/2004      400.65
     4/30/2004      366.93
     5/31/2004      371.69
     6/30/2004      381.29
     7/30/2004      366.43
     8/31/2004      382.44
     9/30/2004      407.98
    10/29/2004      395.47
    11/30/2004      418.94
    12/31/2004      469.32
     1/31/2005      468.61
     2/28/2005      503.97
     3/31/2005      478.54
     4/29/2005      465.67
     5/31/2005      505.19
     6/30/2005      532.08
     7/29/2005      575.56
     8/31/2005      542.06
     9/30/2005      538.41
    10/31/2005      485.59
    11/30/2005      513.91
    12/30/2005      518.08
      1/4/2006      529.97

Source: Bloomberg L.P.

THE INDEX CONSTITUENT STOCKS

This section provides a brief synopsis of the business of each of the Index Constituent Stocks as well as the split-adjusted month-end closing market prices for each Index Constituent Stock in each month from January 2000 through December 2005 (or from the first month-end for which that data is available) as of January 4, 2006. The historical prices of the Index Constituent Stocks are not indicative of the future performance of the Index Constituent Stocks. The following information, with respect to the business of each company issuing an Index Constituent Stock, has been derived from publicly available documents published by that company. Because the common stock of each of those companies is registered under the Securities Exchange Act of 1934, those companies are required to file periodically financial and other information specified by the Securities and Exchange Commission (the "SEC"). For more information about those companies, information provided to or filed with the SEC by those companies can be inspected at the SEC's public reference facilities or accessed through the SEC's web site at http://www.sec.gov.

THE PHLX HOUSING SECTOR(SM) INDEX
--------------------------------------------------------------------------------


                        AMERICAN STANDARD COMPANIES INC.

American Standard Companies Inc. ("American Standard") is a global, diversified manufacturer of high-quality, brand-name products in three major business segments: air conditioning systems and services; bath and kitchen fixtures and fittings; and vehicle control systems. American Standard's headquarters are located in Piscataway, New Jersey, and its $0.01 par value common stock is traded on the New York Stock Exchange under the symbol "ASD". Information filed with the SEC by American Standard under the Exchange Act can be located with reference to its SEC file number: 1-114515.

             CLOSING               CLOSING                CLOSING                CLOSING               CLOSING               CLOSING
    2000      PRICE       2001      PRICE       2002       PRICE       2003       PRICE       2004      PRICE       2005      PRICE
    ----      -----       ----      -----       ----       -----       ----       -----       ----      -----       ----      -----
January       12.50     January     17.20   January        21.57    January       22.22   January       35.40    January      40.04
February      11.58     February    18.88   February       21.77    February      22.84   February      36.32    February     45.80
March         12.33     March       19.69   March          23.58    March         22.92   March         37.92    March        46.48
April         13.67     April       20.08   April          24.90    April         23.73   April         35.06    April        44.71
May           15.40     May         22.21   May            25.17    May           24.66   May           37.52    May          42.80
June          13.67     June        20.03   June           25.03    June          24.64   June          40.31    June         41.92
July          14.85     July        22.68   July           23.84    July          25.47   July          37.89    July         44.28
August        15.44     August      23.28   August         23.88    August        26.73   August        37.61    August       45.60
September     14.81     September   18.33   September      21.21    September     28.08   September     38.91    September    46.55
October       15.29     October     19.30   October        22.23    October       31.90   October       36.57    October      38.04
November      13.94     November    21.17   November       24.83    November      33.23   November      38.94    November     38.08
December      16.44     December    22.74   December       23.71    December      33.57   December      41.32    December     39.95

The closing price on January 4, 2006 was $39.31.

                             BEAZER HOMES USA, INC.

Beazer Homes USA, Inc. ("Beazer") designs, builds and sells primarily single-family homes in various locations within the United States. Beazer also originates mortgages on behalf of its customers through its subsidiaries Beazer Mortgage Corporation or Beazer Mortgage, and provides title services to its customers in many of its markets. Beazer's headquarters are located in Atlanta, Georgia, and its $0.01 par value common stock is traded on the New York Stock Exchange under the symbol "BZH".

Information filed with the SEC by Beazer under the Exchange Act can be located with reference to its SEC file number: 1-12822.

             CLOSING               CLOSING                CLOSING                CLOSING               CLOSING               CLOSING
    2000      PRICE       2001      PRICE       2002       PRICE       2003       PRICE       2004      PRICE       2005      PRICE
    ----      -----       ----      -----       ----       -----       ----       -----       ----      -----       ----      -----
January        6.13     January     15.97   January        26.70    January       19.18   January       31.08    January      49.50
February       6.17     February    15.23   February       30.18    February      19.45   February      35.63    February     57.31
March          6.25     March       13.10   March          25.85    March         19.60   March         35.30    March        49.86
April          6.38     April       19.47   April          29.51    April         23.42   April         32.82    April        45.60
May            6.13     May         20.00   May            26.07    May           28.27   May           33.59    May          53.46
June           6.08     June        21.16   June           26.67    June          27.83   June          33.44    June         57.15
July           7.02     July        24.32   July           20.79    July          25.72   July          31.13    July         65.44
August         8.25     August      21.63   August         21.39    August        27.71   August        32.55    August       62.44
September      9.08     September   16.20   September      20.35    September     28.13   September     35.63    September    58.67
October        9.29     October     15.22   October        21.91    October       33.17   October       36.59    October      57.95
November      10.44     November    22.33   November       21.26    November      35.57   November      41.33    November     69.97
December      13.33     December    24.39   December       20.20    December      32.55   December      48.74    December     72.84

The closing price on January 4, 2006 was $75.41.

THE PHLX HOUSING SECTOR(SM) INDEX
--------------------------------------------------------------------------------


                               CENTEX CORPORATION

Centex Corporation ("Centex") operates, through its subsidiary companies, in four principal business segments: home building, residential mortgage banking, commercial construction and development and sale of land. Centex's headquarters are located in Dallas, Texas, and its $0.25 par value common stock is traded on the New York Stock Exchange under the symbol "CTX". Information filed with the SEC by Centex under the Exchange Act can be located with reference to its SEC file number: 1-6776.

             CLOSING               CLOSING                CLOSING                CLOSING               CLOSING               CLOSING
    2000      PRICE       2001      PRICE       2002       PRICE       2003       PRICE       2004      PRICE       2005      PRICE
    ----      -----       ----      -----       ----       -----       ----       -----       ----      -----       ----      -----
January        9.80     January     18.20   January        26.51    January       23.58   January       47.76    January      61.31
February       8.77     February    18.34   February       26.04    February      24.64   February      53.40    February     63.59
March         10.61     March       18.56   March          23.14    March         24.23   March         54.06    March        57.27
April         10.75     April       19.23   April          25.09    April         29.42   April         47.95    April        57.72
May            9.27     May         16.61   May            23.95    May           34.60   May           48.49    May          65.48
June          10.47     June        18.16   June           25.75    June          34.67   June          45.75    June         70.67
July          10.67     July        20.96   July           21.37    July          32.73   July          42.42    July         73.98
August        12.88     August      19.52   August         22.50    August        34.02   August        45.77    August       67.75
September     14.32     September   15.03   September      19.76    September     35.12   September     50.46    September    64.58
October       16.49     October     17.05   October        20.27    October       43.97   October       51.94    October      64.35
November      15.76     November    20.14   November       22.43    November      49.34   November      52.47    November     71.85
December      16.74     December    25.44   December       22.37    December      48.55   December      59.58    December     71.49

The closing price on January 4, 2006 was $72.55.

                           CHAMPION ENTERPRISES, INC.

Champion Enterprises, Inc. ("Champion") and its subsidiaries primarily produce and sell factory-built homes. Champion's headquarters are located in Auburn Hills, Michigan, and its $1.00 par value common stock is traded on the New York Stock Exchange, the Chicago Stock Exchange and the Pacific Stock Exchange under the symbol "CHB". Information filed with the SEC by Champion under the Exchange Act can be located with reference to its SEC file number: 1-9751.

             CLOSING               CLOSING                CLOSING                CLOSING               CLOSING               CLOSING
    2000      PRICE       2001      PRICE       2002       PRICE       2003       PRICE       2004      PRICE       2005      PRICE
    ----      -----       ----      -----       ----       -----       ----       -----       ----      -----       ----      -----
January        7.69     January      7.05   January        12.36    January        2.95   January        6.68    January      10.79
February       6.31     February     5.50   February        8.83    February       2.06   February      10.65    February     10.35
March          5.75     March        5.15   March           8.00    March          1.84   March         10.60    March        9.40
April          7.06     April        8.05   April           8.30    April          2.42   April         10.89    April        9.44
May            5.69     May         10.62   May             8.02    May            3.55   May            9.35    May          9.73
June           4.88     June        11.38   June            5.62    June           5.18   June           9.18    June         9.94
July           5.44     July        10.90   July            4.02    July           6.49   July           9.73    July         12.06
August         6.63     August      10.50   August          2.68    August         7.25   August         9.63    August       13.35
September      4.25     September    6.95   September       2.94    September      6.35   September     10.29    September    14.78
October        3.88     October      8.81   October         2.32    October        7.10   October       10.89    October      13.88
November       3.13     November    12.07   November        3.65    November       7.22   November      11.48    November     14.47
December       2.75     December    12.31   December        2.85    December       7.00   December      11.82    December     13.62

The closing price on January 4, 2005 was 13.46.

THE PHLX HOUSING SECTOR(SM) INDEX
--------------------------------------------------------------------------------


                                D.R. HORTON, INC.

D.R. Horton, Inc. ("D.R. Horton") constructs and sells single-family homes designed principally for first time homebuyers in metropolitan areas of the Mid-Atlantic, Midwest, Southeast, Southwest and West regions of the United States. D.R. Horton's headquarters are located in Fort Worth, Texas, and its $0.01 par value common stock is traded on the New York Stock Exchange under the symbol "DHI". Information filed with the SEC by D.R. Horton under the Exchange Act can be located with reference to its SEC file number: 1-14122.

             CLOSING               CLOSING                CLOSING                CLOSING               CLOSING               CLOSING
    2000      PRICE       2001      PRICE       2002       PRICE       2003       PRICE       2004      PRICE       2005      PRICE
    ----      -----       ----      -----       ----       -----       ----       -----       ----      -----       ----      -----
January        3.20     January      7.07   January        12.48    January        9.55   January       21.08    January      29.84
February       3.10     February     6.85   February       13.30    February       9.16   February      23.84    February     32.82
March          3.60     March        7.05   March          12.57    March          9.60   March         26.57    March        29.24
April          3.56     April        8.07   April          12.90    April         11.85   April         21.60    April        30.50
May            3.60     May          6.87   May            12.26    May           13.15   May           21.68    May          34.57
June           3.74     June         7.57   June           13.02    June          14.05   June          21.30    June         37.61
July           4.27     July         9.18   July           11.10    July          14.08   July          20.72    July         41.08
August         5.41     August       8.41   August         10.38    August        15.56   August        23.21    August       36.92
September      5.16     September    6.95   September       9.31    September     16.35   September     24.83    September    36.22
October        5.56     October      7.45   October         9.64    October       19.90   October       22.50    October      30.69
November       5.57     November     9.34   November        9.56    November      21.85   November      26.41    November     35.44
December       7.34     December    10.82   December        8.68    December      21.63   December      30.23    December     35.73

The closing price on January 4, 2006 was $36.64.

                           HOVNANIAN ENTERPRISES, INC.

Hovnanian Enterprises, Inc. ("Hovnanian") designs, constructs, markets and sells single-family detached homes, attached townhomes and condominiums, mid-rise and high-rise condominiums, urban infill and active adult homes in planned residential developments. Hovnanian currently offers homes for sale in 275 communities in 24 markets in 13 states throughout the United States. Hovnanian's headquarters are located in Red Bank, New Jersey, and its $0.01 par value Class A common stock is traded on the New York Stock Exchange under the symbol "HOV". Information filed with the SEC by Hovnanian under the Exchange Act can be located with reference to its SEC file number: 1-8551.

             CLOSING               CLOSING                CLOSING                CLOSING               CLOSING               CLOSING
    2000      PRICE       2001      PRICE       2002       PRICE       2003       PRICE       2004      PRICE       2005      PRICE
    ----      -----       ----      -----       ----       -----       ----       -----       ----      -----       ----      -----
January        3.19     January      4.85   January        10.62    January       14.57   January       36.89    January      52.24
February       2.94     February     5.44   February       13.15    February      16.42   February      40.35    February     55.00
March          3.06     March        7.19   March          13.30    March         17.28   March         43.15    March        51.00
April          2.94     April        9.25   April          15.22    April         19.90   April         35.97    April        50.77
May            2.75     May          8.50   May            16.00    May           28.98   May           35.30    May          62.10
June           3.00     June         7.26   June           17.94    June          29.48   June          34.71    June         65.20
July           3.00     July         7.38   July           14.27    July          24.68   July          31.03    July         70.68
August         3.59     August       7.10   August         15.56    August        30.84   August        34.42    August       60.15
September      3.72     September    5.77   September      16.90    September     32.19   September     40.10    September    51.20
October        3.63     October      5.85   October        18.91    October       40.64   October       37.54    October      44.99
November       3.84     November     6.91   November       16.70    November      46.13   November      40.27    November     49.84
December       4.69     December    10.64   December       15.85    December      43.53   December      49.52    December     49.64

The closing price on January 4, 2006 was $50.27.

THE PHLX HOUSING SECTOR(SM) INDEX
--------------------------------------------------------------------------------


                                     KB HOME

KB Home ("KB") is one of America's leading homebuilders with domestic operations throughout the United States. Kaufman & Broad S.A., its publicly-traded subsidiary is one of the largest homebuilders in France based on revenues. KB also provides mortgage banking services to the majority of its domestic homebuyers through its wholly-owned subsidiary, KB Home Mortgage Company. KB's headquarters are located in Los Angeles, California, and its $1.00 par value common stock is traded on the New York Stock Exchange under the symbol "KBH". Information filed with the SEC by KB under the Exchange Act can be located with reference to its SEC file number: 1-09195.

             CLOSING               CLOSING                CLOSING                CLOSING               CLOSING               CLOSING
    2000      PRICE       2001      PRICE       2002       PRICE       2003       PRICE       2004      PRICE       2005      PRICE
    ----      -----       ----      -----       ----       -----       ----       -----       ----      -----       ----      -----
January       10.84     January     16.01   January        21.53    January       22.36   January       33.77    January      54.33
February       9.56     February    13.98   February       21.83    February      23.45   February      36.18    February     62.40
March         10.72     March       16.32   March          21.70    March         22.73   March         40.40    March        58.73
April          9.63     April       15.11   April          24.93    April         24.64   April         34.47    April        57.00
May            8.68     May         12.71   May            25.77    May           31.25   May           32.94    May          67.54
June           9.90     June        15.09   June           25.76    June          30.99   June          34.32    June         76.23
July           9.78     July        16.30   July           23.11    July          28.31   July          32.03    July         81.91
August        12.41     August      16.19   August         23.98    August        28.61   August        34.39    August       74.20
September     13.47     September   14.21   September      24.42    September     29.83   September     42.25    September    73.20
October       14.88     October     14.78   October        23.60    October       34.25   October       41.13    October      64.35
November      15.69     November    16.81   November       22.35    November      34.44   November      43.95    November     69.77
December      16.84     December    20.05   December       21.43    December      36.26   December      52.20    December     72.66

The closing price on January 4, 2006 was $75.12.

                               LENNAR CORPORATION

Lennar Corporation ("Lennar") is a homebuilder and is a provider of residential financial services. Lennar's homebuilding operations include the sale and construction of single-family attached and detached homes, as well as the purchase, development and sale of residential land. The financial services operations provide mortgage financing, title insurance and closing services for Lennar homebuyers and others; acquire, package and resell residential mortgage loans and mortgage-backed securities, perform mortgage loan servicing activities and provide cable television and alarm monitoring services to residents of Lennar communities and others. Lennar's headquarters are located in Miami, Florida, and its $0.10 par value Class A common stock is traded on the New York Stock Exchange under the symbol "LEN". Information filed with the SEC by Lennar under the Exchange Act can be located with reference to its SEC file number:
1-11749.

             CLOSING               CLOSING                CLOSING                CLOSING               CLOSING               CLOSING
    2000      PRICE       2001      PRICE       2002       PRICE       2003       PRICE       2004      PRICE       2005      PRICE
    ----      -----       ----      -----       ----       -----       ----       -----       ----      -----       ----      -----
January        7.25     January     16.74   January        25.22    January       24.50   January       44.10    January      56.47
February       7.51     February    16.15   February       25.12    February      24.56   February      49.45    February     60.82
March          9.87     March       18.13   March          24.00    March         24.36   March         54.03    March        56.68
April          8.47     April       19.91   April          25.27    April         27.12   April         46.85    April        51.47
May            8.59     May         16.83   May            24.89    May           33.53   May           45.90    May          58.01
June           9.22     June        18.97   June           27.84    June          35.75   June          44.72    June         63.45
July          10.92     July        20.88   July           23.09    July          32.60   July          42.68    July         67.27
August        12.57     August      20.27   August         24.02    August        33.63   August        45.80    August       62.10
September     13.53     September   16.40   September      25.38    September     38.90   September     47.60    September    59.76
October       14.61     October     16.50   October        25.10    October       45.93   October       44.98    October      55.58
November      14.42     November    16.92   November       24.12    November      48.95   November      44.93    November     57.68
December      16.49     December    21.30   December       23.47    December      48.00   December      56.68    December     61.02

The closing price on January 4, 2006 was $62.08.

THE PHLX HOUSING SECTOR(SM) INDEX
--------------------------------------------------------------------------------


                                MASCO CORPORATION

Masco Corporation ("Masco") manufactures, sells and installs home improvement and building products, with emphasis on brand name products and services holding leadership positions in their markets. Masco is among the largest manufacturers in North America of brand name consumer products designed for the home improvement and new construction markets. Masco's headquarters are located in Taylor, Michigan, and its $1.00 par value common stock is traded on the New York Stock Exchange under the symbol "MAS". Information filed with the SEC by Masco under the Exchange Act can be located with reference to its SEC file number:
1-5794.

             CLOSING               CLOSING                CLOSING                CLOSING               CLOSING               CLOSING
    2000      PRICE       2001      PRICE       2002       PRICE       2003       PRICE       2004      PRICE       2005      PRICE
    ----      -----       ----      -----       ----       -----       ----       -----       ----      -----       ----      -----
January       19.94     January     24.00   January        26.76    January       18.19   January       26.66    January      36.80
February      17.88     February    23.37   February       28.07    February      18.38   February      28.04    February     33.72
March         20.50     March       24.14   March          27.45    March         18.62   March         30.44    March        34.67
April         22.44     April       23.00   April          28.10    April         21.07   April         28.01    April        31.49
May           19.66     May         23.36   May            26.66    May           24.60   May           28.95    May          32.02
June          18.06     June        24.96   June           27.11    June          23.85   June          31.18    June         31.76
July          19.75     July        25.21   July           24.20    July          24.37   July          30.24    July         33.91
August        19.52     August      25.82   August         24.16    August        24.79   August        32.13    August       30.68
September     18.63     September   20.44   September      19.55    September     24.48   September     34.53    September    30.68
October       18.69     October     19.83   October        20.56    October       27.50   October       34.26    October      28.50
November      19.31     November    20.93   November       20.17    November      27.20   November      35.27    November     29.77
December      25.69     December    24.50   December       21.05    December      27.41   December      36.53    December     30.19

The closing price on January 4, 2006 was $30.73.

                              M.D.C. HOLDINGS, INC.

M.D.C. Holdings, Inc.'s ("M.D.C.") primary business is owning and managing subsidiary companies that sell and build homes under the name Richmond American Homes. M.D.C.'s financial services segment consists of HomeAmerican Mortgage Corporation, which originates mortgage loans primarily for its homebuyers, and American Home Insurance Agency, Inc., which offers third party insurance products to its homebuyers. M.D.C.'s headquarters are located in Denver, Colorado, and its $0.01 par value common stock is traded on the New York Stock Exchange and the Pacific Stock Exchange under the symbol "M.D.C.". Information filed with the SEC by M.D.C. under the Exchange Act can be located with reference to its SEC file number: 1-08951.

             CLOSING               CLOSING                CLOSING                CLOSING               CLOSING               CLOSING
    2000      PRICE       2001      PRICE       2002       PRICE       2003       PRICE       2004      PRICE       2005      PRICE
    ----      -----       ----      -----       ----       -----       ----       -----       ----      -----       ----      -----
January        7.42     January     18.13   January        25.51    January       25.11   January       43.81    January      72.80
February       7.98     February    20.66   February       27.90    February      23.87   February      49.25    February     79.62
March          9.42     March       22.74   March          27.46    March         24.40   March         54.15    March        69.65
April         10.02     April       24.86   April          32.10    April         29.31   April         47.53    April        65.38
May           10.15     May         18.22   May            28.30    May           34.82   May           49.48    May          72.21
June           9.79     June        20.46   June           33.06    June          33.76   June          48.93    June         82.25
July          10.51     July        24.24   July           26.45    July          34.80   July          51.65    July         85.42
August        13.17     August      17.63   August         25.56    August        35.73   August        52.96    August       76.38
September     13.66     September   16.02   September      22.44    September     37.76   September     56.23    September    78.89
October       14.38     October     15.41   October        23.87    October       47.08   October       59.04    October      68.60
November      14.74     November    20.68   November       22.70    November      48.50   November      58.23    November     68.13
December      17.31     December    24.02   December       24.32    December      45.10   December      66.49    December     61.98

The closing price on January 4, 2006 was $65.05.

THE PHLX HOUSING SECTOR(SM) INDEX
--------------------------------------------------------------------------------


                              MERITAGE HOMES COPR.

Meritage Homes Corp. ("Meritage Homes") designs and builds a broad range of single-family homes in Texas, Arizona, California, Nevada, Colorado and Florida. Meritage Homes' headquarters are located in Scottsdale, Arizona, and its $0.01 par value common shares are traded on the New York Stock Exchange under the symbol "MTH". Information filed with the SEC by Meritage Homes under the Exchange Act can be located with reference to its SEC file number: 1-9977.

             CLOSING               CLOSING                CLOSING                CLOSING               CLOSING               CLOSING
    2000      PRICE       2001      PRICE       2002       PRICE       2003       PRICE       2004      PRICE       2005      PRICE
    ----      -----       ----      -----       ----       -----       ----       -----       ----      -----       ----      -----
January        2.55     January      9.12   January        14.34    January       16.45   January       32.45    January      64.65
February       2.82     February     7.94   February       15.68    February      15.80   February      37.04    February     73.23
March          2.50     March        7.38   March          15.98    March         16.77   March         37.13    March        58.92
April          2.75     April       10.20   April          22.40    April         19.08   April         33.93    April        63.29
May            2.77     May         10.68   May            21.20    May           23.59   May           34.10    May          72.72
June           2.67     June        11.50   June           22.83    June          24.63   June          34.40    June         79.50
July           3.25     July        14.44   July           16.39    July          22.19   July          30.95    July         92.95
August         3.91     August      12.38   August         17.96    August        22.48   August        33.41    August       78.29
September      4.56     September    9.25   September      17.73    September     23.63   September     39.30    September    76.66
October        5.75     October     11.03   October        20.00    October       29.55   October       44.35    October      62.27
November       6.20     November    11.17   November       16.55    November      31.58   November      46.80    November     66.47
December       9.31     December    12.83   December       16.83    December      33.16   December      56.35    December     62.92

The closing price on January 4, 2006 was $63.02.

                               THE PMI GROUP, INC.

The PMI Group, Inc. ("PMI") is an international provider of credit enhancement as well as other products that promote homeownership and facilitate mortgage transactions in the capital markets. PMI's headquarters are located in Walnut Creek, California, and its $0.01 par value common stock is traded on the New York Stock Exchange and the Pacific Stock Exchange under the symbol "PMI". Information filed with the SEC by PMI under the Exchange Act can be located with reference to its SEC file number: 1-13664.

             CLOSING               CLOSING                CLOSING                CLOSING               CLOSING               CLOSING
    2000      PRICE       2001      PRICE       2002       PRICE       2003       PRICE       2004      PRICE       2005      PRICE
    ----      -----       ----      -----       ----       -----       ----       -----       ----      -----       ----      -----
January       20.63     January     28.25   January        35.28    January       28.75   January       38.62    January      39.77
February      18.16     February    28.01   February       35.43    February      27.10   February      39.60    February     40.25
March         23.72     March       32.49   March          37.88    March         25.55   March         37.36    March        38.01
April         24.22     April       32.15   April          40.56    April         30.82   April         43.03    April        35.16
May           25.38     May         34.90   May            42.80    May           30.66   May           43.17    May          37.80
June          23.76     June        36.33   June           38.20    June          26.84   June          43.52    June         38.98
July          31.31     July        34.50   July           35.52    July          33.13   July          41.23    July         40.95
August        31.00     August      32.60   August         33.90    August        35.38   August        41.53    August       40.46
September     33.88     September   31.20   September      27.21    September     33.75   September     40.58    September    39.87
October       36.94     October     27.73   October        29.80    October       38.23   October       38.82    October      39.88
November      31.78     November    31.58   November       32.59    November      37.23   November      41.18    November     40.60
December      33.84     December    33.51   December       30.04    December      37.23   December      41.75    December     41.07

The closing price on January 4, 2006 was $42.18.

THE PHLX HOUSING SECTOR(SM) INDEX
--------------------------------------------------------------------------------


                                PULTE HOMES, INC.

Pulte Homes, Inc. ("Pulte") is a publicly held holding company whose subsidiaries engage in the homebuilding and financial services businesses. Pulte's headquarters are located in Bloomfield Hills, Michigan, and its $0.01 par value common stock is traded on the New York Stock Exchange under the symbol "PHM". Information filed with the SEC by Pulte under the Exchange Act can be located with reference to its SEC file number: 1-9804.

             CLOSING               CLOSING                CLOSING                CLOSING               CLOSING               CLOSING
    2000      PRICE       2001      PRICE       2002       PRICE       2003       PRICE       2004      PRICE       2005      PRICE
    ----      -----       ----      -----       ----       -----       ----       -----       ----      -----       ----      -----
January        4.36     January      8.63   January        11.79    January       12.50   January       21.57    January      33.04
February       4.20     February     8.59   February       12.99    February      12.71   February      26.38    February     39.01
March          5.22     March       10.10   March          11.96    March         12.54   March         27.80    March        36.82
April          5.38     April       11.70   April          13.30    April         14.50   April         24.59    April        35.73
May            5.55     May         10.10   May            13.56    May           16.40   May           26.38    May          38.23
June           5.40     June        10.66   June           14.37    June          15.42   June          26.02    June         42.13
July           5.73     July        10.38   July           11.98    July          15.28   July          27.32    July         46.81
August         8.24     August       9.46   August         11.94    August        16.64   August        29.48    August       43.10
September      8.25     September    7.66   September      10.66    September     17.00   September     30.69    September    42.92
October        8.33     October      8.13   October        11.48    October       21.63   October       27.44    October      37.79
November       9.66     November     9.81   November       11.74    November      23.89   November      27.63    November     41.63
December      10.55     December    11.17   December       11.97    December      23.41   December      31.90    December     39.36

The closing price on January 4, 2006 was $40.79.

                                RADIAN GROUP INC.

Radian Group Inc. ("Radian") is a leading credit enhancement provider to the global financial and capital markets. Its subsidiaries provide products and services through three primary business lines: mortgage finance, financial guaranty and other financial services. Radian's headquarters are located in Philadelphia, Pennsylvania, and its $0.001 par value common stock is traded on the New York Stock Exchange under the symbol "RDN". Information filed with the SEC by Radian under the Exchange Act can be located with reference to its SEC file number: 1-11356.

             CLOSING               CLOSING                CLOSING                CLOSING               CLOSING               CLOSING
    2000      PRICE       2001      PRICE       2002       PRICE       2003       PRICE       2004      PRICE       2005      PRICE
    ----      -----       ----      -----       ----       -----       ----       -----       ----      -----       ----      -----
January       20.16     January     31.07   January        44.90    January       36.90   January       46.56    January      47.94
February      17.34     February    30.93   February       46.67    February      34.87   February      43.70    February     48.33
March         23.81     March       33.88   March          49.08    March         33.38   March         42.60    March        47.74
April         25.47     April       38.75   April          51.90    April         39.70   April         46.51    April        44.43
May           27.50     May         42.45   May            54.30    May           40.27   May           46.00    May          45.88
June          25.88     June        40.45   June           48.85    June          36.65   June          47.90    June         47.22
July          30.44     July        40.02   July           45.80    July          46.81   July          46.02    July         51.58
August        31.06     August      40.11   August         43.46    August        47.59   August        44.30    August       51.18
September     33.75     September   38.50   September      32.66    September     44.40   September     46.23    September    53.10
October       35.44     October     33.87   October        35.27    October       52.90   October       47.93    October      52.10
November      32.50     November    38.30   November       40.50    November      49.35   November      51.25    November     56.56
December      37.53     December    42.95   December       37.15    December      48.75   December      53.24    December     58.59

The closing price on January 4, 2006 was $57.60.

THE PHLX HOUSING SECTOR(SM) INDEX
--------------------------------------------------------------------------------


                              THE RYLAND GROUP INC.

The Ryland Group, Inc. ("Ryland") is one of the nation's largest homebuilders and a leading mortgage-finance company. In addition, Ryland Mortgage Company provides mortgage financing and related services. Ryland's operations span all significant aspects of the home buying process from design, construction and sale to mortgage origination, title insurance, settlement, escrow and homeowners insurance brokerage services. Ryland's headquarters are located in Calabasas, California, and its $1.00 par value common stock is traded on the New York Stock Exchange under the symbol "RYL".

Information filed with the SEC by Ryland under the Exchange Act can be located with reference to its SEC file number: 1-8029.

             CLOSING               CLOSING                CLOSING                CLOSING               CLOSING               CLOSING
    2000      PRICE       2001      PRICE       2002       PRICE       2003       PRICE       2004      PRICE       2005      PRICE
    ----      -----       ----      -----       ----       -----       ----       -----       ----      -----       ----      -----
January        4.11     January     11.52   January        19.58    January       19.82   January       38.13    January      64.87
February       4.44     February    10.07   February       22.33    February      20.65   February      42.86    February     69.55
March          4.69     March       10.38   March          22.55    March         21.60   March         44.42    March        62.02
April          5.03     April       11.88   April          27.50    April         27.12   April         39.48    April        61.40
May            5.55     May         11.33   May            27.00    May           32.55   May           39.80    May          68.50
June           5.53     June        12.65   June           24.88    June          34.70   June          39.10    June         75.87
July           5.00     July        15.62   July           20.45    July          32.45   July          38.71    July         80.80
August         6.14     August      13.45   August         21.33    August        33.58   August        44.08    August       72.36
September      7.75     September   11.92   September      18.59    September     36.56   September     46.33    September    68.42
October        8.06     October     13.38   October        20.80    October       44.45   October       47.70    October      67.30
November       8.75     November    15.01   November       18.76    November      46.08   November      50.68    November     71.54
December      10.19     December    18.30   December       16.68    December      44.32   December      57.54    December     72.13

The closing price on January 4, 2006 was $75.47.

                             STANDARD PACIFIC CORP.

Standard Pacific Corp. ("Standard Pacific") is a leading geographically diversified builder of single-family attached and detached homes. Standard Pacific's headquarters are located in Irvine, California, and its $0.01 par value common stock is traded on the New York Stock Exchange and the Pacific Stock Exchange under the symbol "SPF". Information filed with the SEC by Standard Pacific under the Exchange Act can be located with reference to its SEC file number: 1-10959.

             CLOSING               CLOSING                CLOSING                CLOSING               CLOSING               CLOSING
    2000      PRICE       2001      PRICE       2002       PRICE       2003       PRICE       2004      PRICE       2005      PRICE
    ----      -----       ----      -----       ----       -----       ----       -----       ----      -----       ----      -----
January        4.66     January     14.08   January        13.19    January       12.63   January       23.35    January      33.27
February       5.31     February    12.00   February       14.29    February      12.89   February      26.16    February     40.00
March          5.00     March       10.55   March          14.05    March         12.76   March         30.00    March        36.10
April          5.03     April       10.20   April          16.79    April         15.13   April         25.22    April        35.81
May            5.69     May          9.23   May            16.50    May           17.19   May           25.48    May          40.06
June           5.01     June        11.58   June           17.54    June          16.58   June          24.65    June         43.98
July           6.34     July        11.78   July           13.13    July          17.00   July          23.21    July         47.70
August         8.22     August      11.74   August         13.18    August        17.77   August        25.24    August       43.93
September      9.00     September    9.76   September      11.69    September     18.95   September     28.19    September    41.51
October        9.38     October      9.13   October        12.14    October       23.93   October       28.08    October      38.58
November      10.31     November    10.60   November       12.75    November      24.97   November      28.01    November     37.69
December      11.69     December    12.16   December       12.38    December      24.28   December      32.07    December     36.80

The closing price on January 4, 2006 was $37.87.

THE PHLX HOUSING SECTOR(SM) INDEX
--------------------------------------------------------------------------------


                               TEMPLE-INLAND, INC.

Temple-Inland, Inc. ("Temple-Inland") is a holding company that, through its subsidiaries, operates three business segments: Corrugated Packaging, which is a vertically integrated corrugated packaging operation; Forest Products, which manages forest resources of approximately two million acres of timberland in Texas, Louisiana, Georgia, and Alabama, and manufactures a wide range of building products; and financial services in the areas of consumer and commercial banking, residential lending, real estate development and insurance agency. Temple-Inland's headquarters are located in Austin, Texas, and its $1.00 par value common stock is traded on the New York Stock Exchange and the Pacific Stock Exchange under the symbol "TIN". Information filed with the SEC by Temple-Inland under the Exchange Act can be located with reference to its SEC file number: 1-08634.

             CLOSING               CLOSING                CLOSING                CLOSING               CLOSING               CLOSING
    2000      PRICE       2001      PRICE       2002       PRICE       2003       PRICE       2004      PRICE       2005      PRICE
    ----      -----       ----      -----       ----       -----       ----       -----       ----      -----       ----      -----
January       27.97     January     25.50   January        27.68    January       21.61   January       29.53    January      31.80
February      25.56     February    23.80   February       27.85    February      20.95   February      32.58    February     40.10
March         24.91     March       22.13   March          28.36    March         18.70   March         31.67    March        36.28
April         25.00     April       25.50   April          26.47    April         22.65   April         30.89    April        33.75
May           24.84     May         26.56   May            27.84    May           23.32   May           32.66    May          35.72
June          20.99     June        26.65   June           28.93    June          21.46   June          34.63    June         37.15
July          21.72     July        31.03   July           26.85    July          23.20   July          34.13    July         39.79
August        21.23     August      29.18   August         25.58    August        24.89   August        34.14    August       38.49
September     18.94     September   23.75   September      19.32    September     24.28   September     33.58    September    40.85
October       22.38     October     25.00   October        20.51    October       27.02   October       29.56    October      36.83
November      23.00     November    28.57   November       24.53    November      28.27   November      29.80    November     41.87
December      26.81     December    28.37   December       22.41    December      31.34   December      34.20    December     44.85

The closing price on January 4, 2006 was $45.32.

                               TOLL BROTHERS, INC.

Toll Brothers, Inc. ("Toll") designs, builds, markets and arranges financing for single-family detached and attached homes in luxury residential communities. Toll's headquarters are located in Horsham, Pennsylvania, and its $0.01 par value common stock is traded on the New York Stock Exchange and the Pacific Stock Exchange under the symbol "TOL". Information filed with the SEC by Toll under the Exchange Act can be located with reference to its SEC file number:
1-9186.

             CLOSING               CLOSING                CLOSING                CLOSING               CLOSING               CLOSING
    2000      PRICE       2001      PRICE       2002       PRICE       2003       PRICE       2004      PRICE       2005      PRICE
    ----      -----       ----      -----       ----       -----       ----       -----       ----      -----       ----      -----
January        4.25     January      8.70   January        11.40    January       10.06   January       19.56    January      39.04
February       4.16     February     8.94   February       12.26    February       9.69   February      21.95    February     44.03
March          5.00     March        9.63   March          12.46    March          9.65   March         22.72    March        39.43
April          5.42     April        8.88   April          14.88    April         11.63   April         19.79    April        37.90
May            4.84     May          8.16   May            14.75    May           14.52   May           20.46    May          46.30
June           5.13     June         9.83   June           14.65    June          14.16   June          21.16    June         50.78
July           6.05     July         9.88   July           11.43    July          13.25   July          19.87    July         55.42
August         8.16     August       9.20   August         12.50    August        14.86   August        22.20    August       48.05
September      8.59     September    7.42   September      10.87    September     15.21   September     23.17    September    44.67
October        8.13     October      7.79   October        10.24    October       18.42   October       23.18    October      36.91
November       9.97     November     9.06   November       10.49    November      20.71   November      25.69    November     34.40
December      10.22     December    10.98   December       10.10    December      19.88   December      34.31    December     34.64

The closing price on January 4, 2006 was $35.94.

THE PHLX HOUSING SECTOR(SM) INDEX
--------------------------------------------------------------------------------


                                 USG CORPORATION

USG Corporation ("USG"), through its subsidiaries, is a leading manufacturer and distributor of building materials, producing a wide range of products for use in new residential, new nonresidential, and repair and remodel construction as well as products used in certain industrial processes. USG's headquarters are located in Chicago, Illinois, and its $0.10 par value common stock is traded on the New York Stock Exchange and the Chicago Stock Exchange under the symbol "USG". Information filed with the SEC by USG under the Exchange Act can be located with reference to its SEC file number: 1-8864.

             CLOSING               CLOSING                CLOSING                CLOSING               CLOSING               CLOSING
    2000      PRICE       2001      PRICE       2002       PRICE       2003       PRICE       2004      PRICE       2005      PRICE
    ----      -----       ----      -----       ----       -----       ----       -----       ----      -----       ----      -----
January       37.63     January     22.20   January         7.50    January        7.06   January       18.24    January      32.10
February      32.50     February    19.04   February        7.00    February       4.52   February      17.32    February     31.59
March         41.94     March       15.28   March           7.00    March          4.16   March         17.49    March        33.16
April         41.75     April       10.87   April           7.05    April          7.01   April         14.23    April        41.99
May           37.69     May          8.36   May             6.18    May           11.64   May           14.05    May          45.85
June          30.36     June         4.22   June            7.15    June          19.00   June          17.58    June         42.50
July          29.38     July         5.32   July            5.85    July          15.19   July          17.24    July         48.90
August        32.19     August       5.05   August          5.03    August        16.66   August        17.58    August       62.85
September     25.06     September    3.73   September       4.00    September     17.24   September     18.23    September    68.72
October       17.06     October      5.39   October         4.47    October       16.75   October       22.39    October      59.12
November      18.31     November     5.12   November        7.85    November      15.07   November      32.72    November     61.20
December      22.50     December     5.72   December        8.45    December      16.57   December      40.27    December     65.00

The closing price on January 4, 2006 was $68.63.

                            VULCAN MATERIALS COMPANY

Vulcan Materials Company ("Vulcan") and its subsidiaries are principally engaged in the production, distribution and sale of construction materials and chloralkali and other industrial chemicals. Vulcan is the nation's largest producer of construction aggregates, a major producer of asphalt and ready-mixed concrete, and a significant chemicals producer, producing chloralkali and other industrial chemicals. Vulcan's headquarters are located in Birmington, Alabama, and its $1.00 par value common stock is traded on the New York Stock Exchange under the symbol "VMC". Information filed with the SEC by Vulcan under the Exchange Act can be located with reference to its SEC file number: 1-4033.

             CLOSING               CLOSING                CLOSING                CLOSING               CLOSING               CLOSING
    2000      PRICE       2001      PRICE       2002       PRICE       2003       PRICE       2004      PRICE       2005      PRICE
    ----      -----       ----      -----       ----       -----       ----       -----       ----      -----       ----      -----
January       42.31     January     45.48   January        46.40    January       34.05   January       47.70    January      56.48
February      40.00     February    42.33   February       48.33    February      31.70   February      47.30    February     57.86
March         45.81     March       46.83   March          47.54    March         30.23   March         47.44    March        56.83
April         43.81     April       46.23   April          46.02    April         34.97   April         46.24    April        53.04
May           46.75     May         54.08   May            47.83    May           36.64   May           44.76    May          59.93
June          42.69     June        53.75   June           43.80    June          37.07   June          47.55    June         64.99
July          42.81     July        49.05   July           40.44    July          40.22   July          47.62    July         70.24
August        44.33     August      48.01   August         39.02    August        41.41   August        47.67    August       71.85
September     40.19     September   43.20   September      36.16    September     39.91   September     50.95    September    74.21
October       42.00     October     41.57   October        33.56    October       44.31   October       49.78    October      65.00
November      42.88     November    46.25   November       37.74    November      44.47   November      51.85    November     66.70
December      47.88     December    47.94   December       37.50    December      47.57   December      54.61    December     67.75

The closing price on January 4, 2006 was $67.89.

THE PHLX HOUSING SECTOR(SM) INDEX
--------------------------------------------------------------------------------


                              WEYERHAEUSER COMPANY

Weyerhaeuser Company ("Weyerhaeuser") is principally engaged in the growing and harvesting of timber and the manufacture, distribution and sale of forest products, real estate development and construction, and other real estate related activities. Weyerhaeuser's headquarters are located in Federal Way, Washington, and its $1.25 par value common stock is traded on the New York Stock Exchange, the Chicago Stock Exchange and the Pacific Stock Exchange under the symbol "WY". Information filed with the SEC by Vulcan under the Exchange Act can be located with reference to its SEC file number: 1-4825.

             CLOSING               CLOSING                CLOSING                CLOSING               CLOSING               CLOSING
    2000      PRICE       2001      PRICE       2002       PRICE       2003       PRICE       2004      PRICE       2005      PRICE
    ----      -----       ----      -----       ----       -----       ----       -----       ----      -----       ----      -----
January       57.38     January     52.50   January        58.32    January       48.05   January       61.46    January      62.40
February      51.31     February    53.74   February       61.82    February      49.85   February      65.25    February     66.93
March         57.00     March       50.79   March          62.86    March         47.83   March         65.50    March        68.50
April         53.38     April       56.53   April          59.61    April         49.59   April         59.20    April        68.61
May           49.63     May         57.21   May            65.50    May           50.38   May           60.48    May          64.15
June          43.00     June        54.97   June           63.85    June          54.00   June          63.12    June         63.65
July          45.69     July        59.73   July           58.75    July          56.29   July          62.00    July         68.98
August        46.33     August      56.75   August         54.51    August        59.50   August        62.51    August       65.02
September     40.56     September   48.71   September      43.77    September     58.45   September     66.48    September    68.75
October       46.94     October     49.91   October        45.30    October       60.23   October       62.64    October      63.34
November      43.75     November    52.85   November       52.60    November      57.00   November      66.00    November     66.31
December      50.75     December    54.08   December       49.21    December      64.00   December      67.22    December     66.34

The closing price on January 4, 2006 was $68.25.

LICENSE AGREEMENT

PHLX and UBS have entered into a non-exclusive license agreement providing for the license to UBS, and certain of its affiliates, in exchange for a fee, of the right to use the Index, in connection with securities, including the Notes. The Index is owned and published by PHLX.

The license agreement between PHLX and UBS provides that the following language must be set forth in this prospectus supplement:

The PHLX Housing Sector(SM) Index is not sponsored, endorsed, sold or promoted by Philadelphia Stock Exchange, Inc. ("PHLX"). PHLX makes no representation or warranty, express or implied, to the owners of the Index or any member of the public regarding the advisability of investing in securities generally or in the Index particularly or the ability of the Index to track market performance. PHLX's only relationship to UBS is the licensing of certain names and marks and of the Index which is determined, composed and calculated without regard to UBS. PHLX has no obligation to take the needs of UBS or the owners of the Index into consideration in determining, composing or calculating the Index. PHLX is not responsible for and has not participated in the determination or calculation made with respect to the issuance or redemption of the Index. PHLX has no obligation or liability in connection with the administration, marketing or trading of the Index.

PHLX DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE PHLX HOUSING SECTOR(SM) INDEX (HGX) ("Index") OR ANY DATA INCLUDED THEREIN. PHLX MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY UBS, OWNERS OF THE INDEX, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE INDEX OR ANY DATA INCLUDED THEREIN IN CONNECTION WITH THE RIGHTS LICENSED HEREUNDER OR FOR ANY OTHER USE. PHLX MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND HEREBY EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO THE INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL PHLX HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

"PHLX Housing Sector(SM)" and "HGX(SM)" are service marks of the Philadelphia Stock Exchange, Inc. and have been licensed for use by UBS Securities LLC and its parent, UBS AG.

--------------------------------------------------------------------------------


VALUATION OF THE NOTES

UPON A CALL. If the Notes are called you will receive the Call Price for the applicable Observation Date. The Call Price is equal to $10 x (1 + Called Return) for each $10 principal amount of the Notes. The Called Return will be a simple return of between 18.0% and 20.0% per annum, to be determined on the Trade Date:

                                       CALLED RETURN            CALL PRICE
         OBSERVATION DATE        (ASSUMING 19.0% PER ANNUM)    (PER $10.00)
        ---------------------------------------------------------------------
         January 31, 2007                  19.0%                  $11.90
         January 31, 2008                  38.0%                  $13.80

AT MATURITY. If the Notes are not called, you will receive a negative return on your investment consisting of a cash payment at maturity based on the Index Return. The Notes are exposed to any increase in the level of the Index and a positive Index Return will reduce your cash payment at maturity below your principal amount. If the Index increases over the term of the Notes, you may lose up to 50% of your principal amount. For a description of how your payment at maturity will be calculated, see "How to determine the return on the Notes" on page S-4 and "Specific Terms of the Notes--Payment upon a Call or at Maturity" on page S-26.

PRIOR TO CALL OR MATURITY. You should understand that the market value of the Notes prior to maturity will be affected by several factors, many of which are beyond our control. We expect that, generally, the level of the Index on any day will affect the market value of the Notes more than any other single factor. Other factors that may influence the market value of the Notes include supply and demand for the Notes, the volatility of the Index, the level of interest rates and other economic conditions, as well as the perceived creditworthiness of UBS. See "Risk Factors" beginning on page S-6 for a discussion of the factors that may influence the market value of the Notes prior to maturity.

--------------------------------------------------------------------------------


Specific Terms of the Notes

In this section, references to "holders" mean those who own the Notes registered in their own names, on the books that we or the trustee maintain for this purpose, and not those who own beneficial interests in the Notes registered in street name or in the Notes issued in book-entry form through The Depository Trust Company or another depositary. Owners of beneficial interests in the Notes should read the section entitled "Legal Ownership and Book-Entry Issuance" in the accompanying prospectus.

The Notes are part of a series of debt securities entitled "Medium Term Notes, Series A" that we may issue under the indenture from time to time. This prospectus supplement summarizes specific financial and other terms that apply to the Notes. Terms that apply generally to all Medium Term Notes, Series A are described in "Description of Debt Securities We May Offer" in the accompanying prospectus. The terms described here (i.e., in this prospectus supplement) supplement those described in the accompanying prospectus and, if the terms described here are inconsistent with those described there, the terms described here are controlling.

Please note that the information about the price to the public and the net proceeds to UBS on the front cover of this prospectus supplement relates only to the initial sale of the Notes. If you have purchased the Notes in a market-making transaction after the initial sale, information about the price and date of sale to you will be provided in a separate confirmation of sale.

We describe the terms of the Notes in more detail below. References to "Index" mean the PHLX Housing Sector(SM) Index.

COUPON

We will not pay you interest during the term of the Notes.

DENOMINATION

Your minimum investment is 100 Notes at a principal amount at $10.00 per Note (for a total minimum purchase price of $1,000). Purchases in excess of the minimum amount may be made in integrals of one Note at a principal amount of $10.00 per Note. Purchases and sales made in the secondary market are not subject to the minimum investment of 100 Notes.

PAYMENT UPON A CALL OR AT MATURITY

If the Notes are called prior to maturity:

The Notes will be called if the closing level of the Index is below the Index Starting Level on an Observation Date. If we call the Notes you will receive the Call Price for the applicable Observation Date. The Call Price is equal to $10 x (1 + Called Return) for each $10 principal amount of the Notes. The Called Return will be a simple return of between 18.0% and 20.0% per annum, to be determined on the Trade Date:

                                   CALLED RETURN              CALL PRICE
     OBSERVATION DATE        (ASSUMING 19.0% PER ANNUM)       (PER $10.00)
    ------------------------------------------------------------------------
     January 31, 2007                  19.0%                     $11.90
     January 31, 2008                  38.0%                     $13.80

SPECIFIC TERMS OF THE NOTES
--------------------------------------------------------------------------------

If the Notes are NOT called prior to maturity:

At maturity, you will receive a negative return on your investment consisting of a cash payment per $10 principal amount of the Notes based on the Index Return.

> If the Index Return is POSITIVE, you will receive a NEGATIVE return on your Notes. The payment at maturity will be reduced by 1% for every 1% gain in the Index, subject to a maximum loss of 50% of the principal amount of the Notes. For example, if the Index increases by 10% over the term of the Notes (an Index Return of 10%), you will receive a NEGATIVE return of 10%.

IF THE INDEX INCREASES OVER THE TERM OF THE NOTES, YOU MAY LOSE UP TO 50% OF YOUR PRINCIPAL AMOUNT.

The "Index Return" will be the difference between the closing level of the Index on the final valuation date and on the trade date, expressed as a percentage and calculated as follows:

                       Index ending level - Index starting level
        Index Return = -----------------------------------------
                                  Index starting level

where the "Index starting level" is __, the closing level of the Index on the trade date, and the "Index ending level" is the closing level of the Index on the final valuation date.

See "How to determine the return on the Notes" on page S-4.

CALL SETTLEMENT DATE

If the Notes are called on the first Observation Date, the call settlement date will be February __, 2007 (to be determined on the trade date), unless that day is not a business day, in which case the call settlement date will be the next following business day. If the fifth business day before this applicable day does not qualify as the first Observation Date as determined in accordance with "--Observation Dates" below, then the call settlement date will be the fifth business day following such first Observation Date. If the Notes are called on the final Observation Date (the final valuation date), the call settlement date will be the maturity date. The calculation agent may postpone an Observation Date--and therefore a call settlement date--if a market disruption event occurs or is continuing on a day that would otherwise be an Observation Date. We describe market disruption events under "--Market Disruption Event" below.

OBSERVATION DATES

The Observation Dates will be each of January 31, 2007 and January 31, 2008 (the final valuation date), unless the calculation agent determines that a market disruption event occurs or is continuing on any such day. In that event, the affected Observation Date will be the first following business day on which the calculation agent determines that a market disruption event does not occur and is not continuing. In no event, however, will an Observation Date for the Notes be postponed by more than ten business days.

MATURITY DATE

If not previously called, the Notes will mature on February __, 2008 (to be determined on the trade date), unless that day is not a business day, in which case the maturity date will be the next following business day. If the fifth business day before this applicable day does not qualify as the final valuation date as determined in accordance with "--Final Valuation Date" below, then the maturity date will be the fifth business day following such final valuation date. The calculation agent may postpone the final valuation date--and therefore the maturity date--if a market disruption event occurs or is continuing on a day that would otherwise be the final valuation date. We describe market disruption events under "--Market Disruption Event" below.

SPECIFIC TERMS OF THE NOTES
--------------------------------------------------------------------------------


FINAL VALUATION DATE

If not previously called, the final valuation date will be January 31, 2008 (the same date as the final Observation Date), unless the calculation agent determines that a market disruption event occurs or is continuing on that day. In that event, the final valuation date will be the first following business day on which the calculation agent determines that a market disruption event does not occur and is not continuing. In no event, however, will the final valuation date for the Notes be postponed by more than ten business days.

MARKET DISRUPTION EVENT

The calculation agent will determine the Index closing level on each Observation Date and the Index ending level on the final valuation date. As described above, either Observation Date and the final valuation date may be postponed, and thus the determination of the Index closing level and the Index ending level may be postponed if the calculation agent determines that, on an Observation Date or on the final valuation date, a market disruption event has occurred or is continuing. If such a postponement occurs, the calculation agent will use the closing level of the Index on the first business day on which no market disruption event occurs or is continuing. In no event, however, will the determination of the Index closing level or the Index ending level be postponed by more than ten business days.

If the determination of the Index closing level or the Index ending level is postponed to the last possible day, but a market disruption event occurs or is continuing on that day, that day will nevertheless be the date on which the Index closing level or the Index ending level will be determined by the calculation agent. In such an event, the calculation agent will make a good faith estimate in its sole discretion of the Index closing level or the Index ending level that would have prevailed in the absence of the market disruption event.

Any of the following will be a market disruption event:

> a suspension, absence or material limitation of trading in a material number of Index Constituent Stocks for more than two hours or during the one-half hour before the close of trading in that market, as determined by the calculation agent in its sole discretion;

> a suspension, absence or material limitation of trading in option or futures contracts relating to the Index or a material number of Index Constituent Stocks in the primary market for those contracts for more than two hours of trading or during the one-half hour before the close of trading in that market, as determined by the calculation agent in its sole discretion;

> the Index is not published, as determined by the calculation agent in its sole discretion; or

> in any other event, if the calculation agent determines in its sole discretion that the event materially interferes with our ability or the ability of any of our affiliates to unwind all or a material portion of a hedge with respect to the Notes that we or our affiliates have effected or may effect as described in the section entitled "Use of Proceeds and Hedging" on page S-32.

The following events will not be market disruption events:

> a limitation on the hours or numbers of days of trading, but only if the limitation results from an announced change in the regular business hours of the relevant market; or

> a decision to permanently discontinue trading in the option or futures contracts relating to the Index or any Index Constituent Stocks.

For this purpose, an "absence of trading" in the primary securities market on which option or futures contracts related to the Index or any Index Constituent Stocks are traded will not include any time when that market is itself closed for trading under ordinary circumstances.

SPECIFIC TERMS OF THE NOTES
--------------------------------------------------------------------------------


REDEMPTION PRICE UPON OPTIONAL TAX REDEMPTION

We have the right to redeem the Notes in the circumstances described under "Description of Debt Securities We May Offer--Optional Tax Redemption" in the accompanying prospectus. If we exercise this right, the redemption price of the Notes will be determined by the calculation agent in a manner reasonably calculated to preserve your and our relative economic position.

DEFAULT AMOUNT ON ACCELERATION

If an event of default occurs and the maturity of the Notes is accelerated, we will pay the default amount in respect of the principal of the Notes at maturity. We describe the default amount below under "--Default Amount."

For the purpose of determining whether the holders of our Series A medium-term notes, of which the Notes are a part, are entitled to take any action under the indenture, we will treat the outstanding principal amount of the Notes as the outstanding principal amount of that Note. Although the terms of the Notes may differ from those of the other Series A medium-term notes, holders of specified percentages in principal amount of all Series A medium-term notes, together in some cases with other series of our debt securities, will be able to take action affecting all the Series A medium-term notes, including the Notes. This action may involve changing some of the terms that apply to the Series A medium-term notes, accelerating the maturity of the Series A medium-term notes after a default or waiving some of our obligations under the indenture. We discuss these matters in the attached prospectus under "Description of Debt Securities We May Offer--Default, Remedies and Waiver of Default" and "Description of Debt Securities We May Offer--Modification and Waiver of Covenants."

DEFAULT AMOUNT

The default amount for the Notes on any day will be an amount, in U.S. Dollars for the principal of the Notes, equal to the cost of having a qualified financial institution, of the kind and selected as described below, expressly assume all our payment and other obligations with respect to the Notes as of that day and as if no default or acceleration had occurred, or to undertake other obligations providing substantially equivalent economic value to you with respect to the Notes. That cost will equal:

> the lowest amount that a qualified financial institution would charge to effect this assumption or undertaking; plus

> the reasonable expenses, including reasonable attorneys' fees, incurred by the holders of the Notes in preparing any documentation necessary for this assumption or undertaking.

During the default quotation period for the Notes, which we describe below, the holders of the Notes and/or we may request a qualified financial institution to provide a quotation of the amount it would charge to effect this assumption or undertaking. If either party obtains a quotation, it must notify the other party in writing of the quotation. The amount referred to in the first bullet point above will equal the lowest--or, if there is only one, the only--quotation obtained, and as to which notice is so given, during the default quotation period. With respect to any quotation, however, the party not obtaining the quotation may object, on reasonable and significant grounds, to the assumption or undertaking by the qualified financial institution providing the quotation and notify the other party in writing of those grounds within two business days after the last day of the default quotation period, in which case that quotation will be disregarded in determining the default amount.

DEFAULT QUOTATION PERIOD

The default quotation period is the period beginning on the day the default amount first becomes due and ending on the third business day after that day, unless:

SPECIFIC TERMS OF THE NOTES
--------------------------------------------------------------------------------


>    no quotation of the kind referred to above is obtained; or

> every quotation of that kind obtained is objected to within five business days after the due date as described above.

If either of these two events occurs, the default quotation period will continue until the third business day after the first business day on which prompt notice of a quotation is given as described above. If that quotation is objected to as described above within five business days after that first business day, however, the default quotation period will continue as described in the prior sentence and this sentence.

In any event, if the default quotation period and the subsequent two business days objection period have not ended before the final valuation date, then the default amount will equal the principal amount of the Notes.

QUALIFIED FINANCIAL INSTITUTIONS

For the purpose of determining the default amount at any time, a qualified financial institution must be a financial institution organized under the laws of any jurisdiction in the United States of America, Europe or Japan, which at that time has outstanding debt obligations with a stated maturity of one year or less from the date of issue and rated either:

> A-1 or higher by Standard & Poor's Ratings Group or any successor, or any other comparable rating then used by that rating agency; or

> P-1 or higher by Moody's Investors Service, Inc. or any successor, or any other comparable rating then used by that rating agency.

DISCONTINUANCE OF OR ADJUSTMENTS TO THE INDEX; ALTERATION OF METHOD OF
CALCULATION

If PHLX discontinues publication of the Index and they or any other person or entity publish a substitute index that the calculation agent determines is comparable to the Index and approves as a successor index then the calculation agent will determine the Index Return, the Index starting level, the Index level on each Observation Date, the Index ending level and the amount payable at maturity by reference to such successor index.

If the calculation agent determines that the publication of the Index is discontinued and that there is no successor index on any date when the value of the Index is required to be determined, the calculation agent will instead make the necessary determination by reference to a group of stocks or another index and will apply a computation methodology that the calculation agent determines will as closely as reasonably possible replicate the Index.

If the calculation agent determines that the securities included in the Index or the method of calculating the Index has been changed at any time in any respect--including any addition, deletion or substitution and any reweighting or rebalancing of the Index Constituent Stocks and whether the change is made by PHLX under its existing policies or following a modification of those policies, is due to the publication of a successor index, is due to events affecting one or more of the Index Constituent Stocks or their issuers or is due to any other reason--that causes the Index not to fairly represent the value of the Index had such changes not been made or that otherwise affects the calculation of the Index Return, the Index starting level, the Index level on each Observation Date, the Index ending level or the amount payable at maturity, then the calculation agent may make adjustments in this method of calculating the Index that it believes are appropriate to ensure that the Index level used to determine whether the Notes must be called on either Observation Date and the Index Return used to determine the amount payable on the maturity date are equitable. All determinations and adjustments to be made by the calculation agent with respect to the Index Return, the Index starting level, the Index level on each Observation Date, the Index

SPECIFIC TERMS OF THE NOTES
--------------------------------------------------------------------------------


ending level, the amount payable at maturity or otherwise relating to the level of the Index may be made by the calculation agent in its sole discretion.

MANNER OF PAYMENT AND DELIVERY

Any payment on or delivery of the Notes upon a call or at maturity will be made to accounts designated by you and approved by us, or at the office of the trustee in New York City, but only when the Notes are surrendered to the trustee at that office. We also may make any payment or delivery in accordance with the applicable procedures of the depositary.

BUSINESS DAY

When we refer to a business day with respect to the Notes, we mean any day that is a business day of the kind described in "Description of Debt Securities We May Offer--Payment Mechanics for Debt Securities" in the attached prospectus.

MODIFIED BUSINESS DAY

As described in "Description of Debt Securities We May Offer--Payment Mechanics for Debt Securities" in the attached prospectus, any payment on the Notes that would otherwise be due on a day that is not a business day may instead be paid on the next day that is a business day, with the same effect as if paid on the original due date, except as described under "--Maturity Date" and "--Final Valuation Date" above.

ROLE OF CALCULATION AGENT

Our affiliate, UBS Securities LLC, will serve as the calculation agent. We may change the calculation agent after the original issue date of the Notes without notice. The calculation agent will make all determinations regarding the value of the Notes at maturity, market disruption events, business days, the default amount, the Index Return, the Index starting level, the level of the Index on each Observation Date, the Index ending level and the amount payable in respect of your Notes. Absent manifest error, all determinations of the calculation agent will be final and binding on you and us, without any liability on the part of the calculation agent. You will not be entitled to any compensation from us for any loss suffered as a result of any of the above determinations by the calculation agent.

BOOKING BRANCH

The Notes will be booked through UBS AG, Jersey Branch.

--------------------------------------------------------------------------------


Use of Proceeds and Hedging

We will use the net proceeds we receive from the sale of the Notes for the purposes we describe in the attached prospectus under "Use of Proceeds." We or our affiliates may also use those proceeds in transactions intended to hedge our obligations under the Notes as described below.

In anticipation of the sale of the Notes, we or our affiliates expect to enter into hedging transactions involving purchases of securities included in or linked to the Index and/or listed and/or over-the-counter options or futures on Index Constituent Stocks or listed and/or over-the-counter options, futures or exchange-traded funds on the Index prior to or on the trade date. From time to time, we or our affiliates may enter into additional hedging transactions or unwind those we have entered into. In this regard, we or our affiliates may:

> acquire or dispose of long or short positions of securities of issuers of the Index Constituent Stocks;

> acquire or dispose of long or short positions in listed or over-the-counter options, futures, exchange-traded funds or other instruments based on the level of the Index or the value of the Index Constituent Stocks;

> acquire or dispose of long or short positions in listed or over-the-counter options, futures, or exchange-traded funds or other instruments based on the level of other similar market indices or stocks; or

>    any combination of the above three.

We or our affiliates may acquire a long or short position in securities similar to the Notes from time to time and may, in our or their sole discretion, hold or resell those securities.

We or our affiliates may close out our or their hedge on or before the final valuation date. That step may involve sales or purchases of the Index Constituent Stocks, listed or over-the-counter options or futures on Index Constituent Stocks or listed or over-the-counter options, futures, exchange-traded funds or other instruments based on the level of the Index or indices designed to track the performance of the Index or other components of the U.S. equity markets.

THE HEDGING ACTIVITY DISCUSSED ABOVE MAY ADVERSELY AFFECT THE MARKET VALUE OF THE NOTES FROM TIME TO TIME. SEE "RISK FACTORS" ON PAGE S-6 FOR A DISCUSSION OF THESE ADVERSE EFFECTS.

--------------------------------------------------------------------------------


Capitalization of UBS

The following table sets forth the consolidated capitalization of UBS in accordance with International Financial Reporting Standards and translated into U.S. dollars.

AS OF SEPTEMBER 30, 2005 (UNAUDITED)                              CHF        USD
--------------------------------------------------------------------------------
                                                                 (IN MILLIONS)
Debt
  Debt issued(1) ...........................................   268,298   207,286
                                                               -------   -------
  Total Debt ...............................................   268,298   207,286
Minority Interest(2) .......................................     7,556     5,838
Shareholders' Equity .......................................    39,019    30,146
                                                               -------   -------
Total capitalization .......................................   314,873   243,269
                                                               =======   =======

-----------
(1) INCLUDES MONEY MARKET PAPER AND MEDIUM TERM NOTES AS PER BALANCE SHEET POSITION.
(2) INCLUDES TRUST PREFERRED SECURITIES.

Swiss franc (CHF) amounts have been translated into U.S. dollars (USD) at the rate of CHF 1 = USD 0.77259.

--------------------------------------------------------------------------------


Supplemental Tax Considerations

THE FOLLOWING IS A GENERAL DESCRIPTION OF CERTAIN UNITED STATES FEDERAL AND SWISS TAX CONSIDERATIONS RELATING TO THE NOTES. IT DOES NOT PURPORT TO BE A COMPLETE ANALYSIS OF ALL TAX CONSIDERATIONS RELATING TO THE NOTES. PROSPECTIVE PURCHASERS OF THE NOTES SHOULD CONSULT THEIR TAX ADVISERS AS TO THE CONSEQUENCES UNDER THE TAX LAWS OF THE COUNTRY OF WHICH THEY ARE RESIDENT FOR TAX PURPOSES AND THE TAX LAWS OF SWITZERLAND AND THE UNITED STATES OF ACQUIRING, HOLDING AND DISPOSING OF THE NOTES AND RECEIVING PAYMENTS OF INTEREST, PRINCIPAL AND/OR OTHER AMOUNTS UNDER THE NOTES. THIS SUMMARY IS BASED UPON THE LAW AS IN EFFECT ON THE DATE OF THIS PROSPECTUS SUPPLEMENT AND IS SUBJECT TO ANY CHANGE IN LAW THAT MAY TAKE EFFECT AFTER SUCH DATE.

SUPPLEMENTAL U.S. TAX CONSIDERATIONS

The discussion below supplements the discussion under "U.S. Tax Considerations" in the attached prospectus and is subject to the limitations and exceptions set forth therein. Except as otherwise noted under "Non-United States Holders" below, this discussion is only applicable to you if you are a United States holder (as defined in the accompanying prospectus). NO STATUTORY, JUDICIAL OR ADMINISTRATIVE AUTHORITY DIRECTLY DISCUSSES HOW THE NOTES SHOULD BE TREATED FOR UNITED STATES FEDERAL INCOME TAX PURPOSES. AS A RESULT, THE UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF YOUR INVESTMENT IN THE NOTES ARE UNCERTAIN. ACCORDINGLY, WE URGE YOU TO CONSULT YOUR TAX ADVISER AS TO THE TAX CONSEQUENCES OF HAVING AGREED TO THE REQUIRED TAX TREATMENT OF YOUR NOTES DESCRIBED BELOW AND AS TO THE APPLICATION OF STATE, LOCAL OR OTHER TAX LAWS TO YOUR INVESTMENT IN THE NOTES.

In the opinion of our counsel, Sullivan & Cromwell LLP, it would be reasonable to treat the Notes as a pre-paid derivative contract with respect to the Index and the terms of the Notes require you and us (in the absence of an administrative or judicial ruling to the contrary) to treat the Notes for all tax purposes in accordance with such characterization. If the Notes are so treated, you should recognize capital gain or loss upon the sale or maturity of your Notes in an amount equal to the difference between the amount you receive at such time and your tax basis in the Notes. In general, your tax basis in your Notes will be equal to the price you paid for it. Capital gain of a noncorporate United States holder is generally taxed at a maximum rate of 15% where the property is held for more than one year. The deductibility of capital losses is subject to limitations. Your holding period for your Notes will generally begin on the date after the issue date (I.E., the settlement date) for your Notes and, if you hold your Notes until maturity, your holding period will generally include the maturity date.

ALTERNATIVE TREATMENTS. Alternatively, it is possible that the Notes should be treated as a debt instrument subject to the special tax rules governing contingent debt instruments. If the Notes are so treated, you would be required to accrue interest income over the term of your Notes based upon the yield at which we would issue a non-contingent fixed-rate debt instrument with other terms and conditions similar to your Notes. You would recognize gain or loss upon the sale or maturity of your Notes in an amount equal to the difference, if any, between the amount you receive at such time and your adjusted basis in your Notes. In general, your adjusted basis in your Notes would be equal to the amount you paid for your Notes, increased by the amount of interest you previously accrued with respect to your Notes. Any gain you recognize upon the sale, redemption or maturity of your Notes would be ordinary income and any loss recognized by you at such time would be ordinary loss to the extent of interest you included in income in the current or previous taxable years in respect of your Notes, and thereafter, would be capital loss.

If the Notes are treated as a contingent debt instrument and you purchase your Notes in the secondary market at a price that is at a discount from, or in excess of, the adjusted issue price of the Notes, such excess or discount would not be subject to the generally applicable market discount or amortizable bond

SUPPLEMENTAL TAX CONSIDERATIONS
--------------------------------------------------------------------------------


premium rules described in the accompanying prospectus but rather would be subject to special rules set forth in Treasury Regulations governing contingent debt instruments. Accordingly, if you purchase your Notes in the secondary market, you should consult your tax adviser as to the possible application of such rules to you.

Because of the absence of authority regarding the appropriate tax characterization of your Notes, it is possible that the Internal Revenue Service could seek to characterize your Notes in a manner that results in tax consequences to you that are different from those described above. For example, the Internal Revenue Service could possibly assert that any gain or loss that you recognize upon the maturity of the Notes should be treated as ordinary gain or loss. It is also possible that the Internal Revenue Service could assert that you should be required to accrue interest with respect to the 50% of your investment that you are guaranteed to receive upon maturity. You should consult your tax adviser as to the tax consequences of such characterization and any possible alternative characterizations of your Notes for U.S. federal income tax purposes.

NON-UNITED STATES HOLDERS. If you are not a United States holder, you will not be subject to United States withholding tax with respect to payments on your Notes but you may be subject to generally applicable information reporting and backup withholding requirements with respect to payments on your Notes unless you comply with certain certification and identification requirements as to your foreign status.

SUPPLEMENTAL TAX CONSIDERATIONS UNDER THE LAWS OF SWITZERLAND

TAX ON PRINCIPAL
Under present Swiss law, repayment of principal of the Notes by us is not subject to Swiss withholding tax (Swiss Anticipatory Tax), and payments to holders of the Notes who are non-residents of Switzerland and who during the taxable year have not engaged in trade or business through a permanent establishment within Switzerland will not be subject to any Swiss Federal, Cantonal or Municipal income tax.

GAINS ON SALE OR REDEMPTION
Under present Swiss law, a holder of the Notes who is a non-resident of Switzerland and who during the taxable year has not engaged in trade or business through a permanent establishment within Switzerland will not be subject to any Swiss Federal, Cantonal or Municipal income or other tax on gains realized during the year on the sale or redemption of a Note.

STAMP, ISSUE AND OTHER TAXES
There is no tax liability in Switzerland in connection with the issue, turnover and redemption of the Notes. However, the Notes sold through a bank or other securities dealer resident in Switzerland or Liechtenstein might be subject to Securities Turnover Tax.

RESIDENTS OF SWITZERLAND
If you are an individual resident in Switzerland for tax purposes and hold Notes as your private property, you should consult with your own tax advisor. It is possible that, for Swiss income tax purposes, your investment in Notes may be treated as an investment in bonds with a variable one-time return. Thus, if you hold your Notes until maturity, you may be taxed upon any proceeds from the repayment in excess of the principal amount initially invested. If you sell your Notes to a third party prior to maturity, you may be taxed upon the difference between the sale proceeds and your initially invested amount.

--------------------------------------------------------------------------------


ERISA Considerations

We, UBS Securities LLC, UBS Financial Services Inc. and other of our affiliates may each be considered a "party in interest" within the meaning of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or a "disqualified person" (within the meaning of Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code")) with respect to an employee benefit plan that is subject to ERISA and/or an individual retirement account, Keogh plan or other plan or account that is subject to Section 4975 of the Code ("Plan"). The purchase of the Notes by a Plan with respect to which UBS Securities LLC, UBS Financial Services Inc. or any of our affiliates acts as a fiduciary as defined in Section 3(21) of ERISA and/or Section 4975 of the Code ("Fiduciary") would constitute a prohibited transaction under ERISA or the Code unless acquired pursuant to and in accordance with an applicable exemption. The purchase of the Notes by a Plan with respect to which UBS Securities LLC, UBS Financial Services Inc. or any of our affiliates does not act as a Fiduciary but for which any of the above entities does provide services could also be prohibited, but one or more exemptions may be applicable. Any person proposing to acquire any Notes on behalf of a Plan should consult with counsel regarding the applicability of the prohibited transaction rules and the applicable exemptions thereto. Upon purchasing the Notes, a Plan will be deemed to have represented that the acquisition, holding and, to the extent relevant, disposition of the Notes is eligible for relief under Prohibited Transaction Class Exemption ("PTCE") 84-14, PTCE 90-1, PTCE 91-38, PTCE 95-60 or PTCE 96-23. The discussion above supplements the discussion under "ERISA Considerations" in the attached prospectus.

--------------------------------------------------------------------------------


Supplemental Plan of Distribution

UBS has agreed to sell to UBS Securities LLC and UBS Financial Services Inc., and UBS Securities LLC and UBS Financial Services Inc. have agreed to purchase from UBS the aggregate principal amount of the Notes specified on the front cover of this prospectus supplement. UBS Securities LLC and UBS Financial Services Inc. intend to resell the offered Notes at the original issue price applicable to the offered Notes to be resold. UBS Securities LLC and UBS Financial Services Inc. may resell Notes to securities dealers at a discount of up to __% from the original issue price applicable to the offered Notes. In the future, we or our affiliates may repurchase and resell the offered Notes in market-making transactions. For more information about the plan of distribution and possible market-making activities, see "Plan of Distribution" in the attached prospectus.

UBS may use this prospectus supplement and accompanying prospectus in the initial sale of any Notes. In addition, UBS, UBS Securities LLC, or any other affiliate of UBS may use this prospectus supplement and accompanying prospectus in a market-making transaction for any Notes after its initial sale. In connection with this offering, UBS, UBS Securities LLC, UBS Financial Services Inc., any other affiliate of UBS or any other securities dealers may distribute this prospectus supplement and accompanying prospectus electronically. Unless UBS or its agent informs the purchaser otherwise in the confirmation of sale, this prospectus supplement and accompanying prospectus are being used in a market-making transaction.

We expect to deliver the Notes against payment for the Notes on or about the fifth business day following the date of the pricing of the Notes. Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in three business days, unless the parties to a trade expressly agree otherwise. Accordingly, purchasers who wish to trade Notes on the date of pricing or the next succeeding business day will be required, by virtue of the fact that the Notes initially will settle in five business days (T+5), to specify alternative settlement arrangements to prevent a failed settlement.

You should rely only on the information incorporated by reference or provided in this prospectus supplement or the accompanying prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus supplement is accurate as of any date other than the date on the front of the document.

TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

Prospectus Supplement Summary .............       S-1
Risk Factors ..............................       S-6
The Phlx Housing Sector(SM) Index .........      S-11
Valuation of the Notes ....................      S-25
Specific Terms of the Notes ...............      S-26
Use of Proceeds and Hedging ...............      S-32
Capitalization of UBS .....................      S-33
Supplemental Tax Considerations ...........      S-34
Erisa Considerations ......................      S-36
Supplemental Plan of Distribution .........      S-37

PROSPECTUS

Introduction ..............................         3
Cautionary Note Regarding Forward-
  Looking Information .....................         5
Incorporation of Information About
  UBS AG ..................................         7
Where You Can Find More Information .......         7
Presentation of Financial Information .....         8
Limitations On Enforcement of U.S.
  Laws Against UBS AG, Its
  Management and Others ...................         9
Capitalization of UBS .....................         9
UBS .......................................        10
Use of Proceeds ...........................        12
Description of Debt Securities We May
  Offer ...................................        13
Description of Warrants We May Offer ......        35
Legal Ownership and Book-Entry
  Issuance ................................        52

Considerations Relating to Indexed
  Securities ..............................        57
Considerations Relating to Securities
  Denominated or Payable in or Linked
  to a Non-U.S. Dollar Currency ...........        60
U.S. Tax Considerations ...................        63
Tax Considerations Under the Laws of
  Switzerland .............................        74
Erisa Considerations ......................        76
Plan of Distribution ......................        77
Validity of the Securities ................        80
Experts ...................................        80


[UBS LOGO]

Bearish
Callable
Notes


UBS AG $__ NOTES
LINKED TO THE
PHLX HOUSING SECTOR(SM) INDEX
DUE FEBRUARY __, 2008






PROSPECTUS SUPPLEMENT


JANUARY __, 2006
(TO PROSPECTUS DATED FEBRUARY 27, 2003)















UBS INVESTMENT BANK
UBS FINANCIAL SERVICES INC.